UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________________
Filed by the Registrant                                       ☒
Filed by a Party other than the Registrant          ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
Matterport, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Matterport Stockholder:
I am pleased to invite you to the 2024 Annual Meeting of Stockholders (“Annual Meeting”) of Matterport, Inc., which will be held virtually on Tuesday, June 10, 2024, at 10:00 am. Pacific Time. In the interest of providing our stockholders a more convenient, cost-effective method of attending, and to ensure the continued health and safety of our stockholders and employees, this year the Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiconnect.com/216187135 and entering your password: matterport2024. The attached formal meeting notice and proxy statement contain details of the business to be conducted at the Annual Meeting. For further information on how to participate in the meeting, please see “General Information About Voting and the Annual Meeting” in the accompanying proxy statement.
We are pleased to make our 2023 Annual Report on Form 10-K for the year ended December 31, 2023 and proxy materials available to stockholders over the Internet under the U.S. Securities and Exchange Commission’s Notice and Access rules. We believe this electronic delivery option provides our stockholders with information in a more timely, cost-efficient and environmentally conscious manner versus providing materials in paper form.
Your vote is important to us. It is very important that your shares be represented and voted at the Annual Meeting regardless of whether you plan to attend virtually. The accompanying proxy statement contains information about the matters on which you are asked to vote as well as specific instructions for voting over the telephone or via the Internet or submitting your proxy. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. You are encouraged to read the materials carefully and vote in accordance with the recommendations of the Board of Directors.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Matterport, Inc. We appreciate your support.

Sincerely,
R.J. Pittman
Chairman of the Board and Chief Executive Officer
Sunnyvale, California
April _____, 2024
i

MATTERPORT, INC.
352 East Java Drive
Sunnyvale, California 94089
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time	Place	Date

10:00 a.m. Pacific Time	Online only via live webcast at https://web.lumiconnect.com/216187135	Monday, June 10, 2024
Dear Stockholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Matterport, Inc. (referred to hereafter as the “Company,” “we,” “us” or “Matterport”) will be held on June 10, 2024, at 10:00 a.m. Pacific Time. You will be able to attend the virtual Annual Meeting online by visiting https://web.lumiconnect.com/216187135 (password: matterport2024) and entering your virtual control number included in this Notice of Internet Availability of Proxy Materials (this “Notice”), your proxy card, or on the instructions that accompanied your proxy materials. You will be able to listen to the Annual Meeting live, submit questions and vote online during the Annual Meeting. You will not be able to attend in person. At the Annual Meeting, stockholders will consider and vote on the following matters:

MATTERS
1	To elect the Board’s Class III nominee Mike (Gus) Gustafson to the Board of Directors, to hold office for a three-year term ending at the 2027 Annual Meeting of Stockholders;
2
To ratify the selection by the Audit Committee of the Board of the Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024;

3	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;
4	To approve an Amendment to our Second Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities; and
5	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report on Form 10-K for the fiscal year ended December 31, 2023, is first being made available to the Company’s stockholders beginning on or about April ____, 2024. The proxy materials and our annual report can be accessed as of April ____, 2024 by visiting https://www.astproxyportal.com/ast/24471/.
The Board of Directors (the “Board of Directors” or “Board”) has fixed April 15, 2024 as the record date (“Record Date”) for determining stockholders entitled to receive notice of and to vote at the Annual Meeting or adjournment or postponement thereof. Only stockholders of record at the close of business on April 15, 2024 are entitled to notice of and to vote at the Annual Meeting or any postponement, continuation or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten (10) calendar days prior to and through the date of the Annual Meeting for a purpose germane to the meeting by sending an email to Matthew Zinn, Chief Legal Officer, at mzinn@matterport.com, stating the purpose of the request and providing proof of ownership of Matterport stock.
The Board believes that holding the Annual Meeting of Stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings and providing for the health and safety of the participants. This balance will allow the meeting to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of company resources. The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•providing stockholders with the ability to submit appropriate questions in advance of the Annual Meeting to ensure thoughtful responses from management and the Board;
• providing stockholders with the ability to submit appropriate questions real-time on the Annual Meeting website;
•answering as many questions as possible, submitted in accordance with the meeting rules of conduct in the time allotted for the meeting without discrimination; and
•offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the section titled “Communications with the Board of Directors” below.
Your vote is important regardless of the number of shares you own. To ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the Annual Meeting. Note that, in light of possible disruptions in mail service, we encourage stockholders to submit their proxy via the Internet or telephone. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy. If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote, your broker will not be permitted to vote your shares for the election of directors, on the advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement, or on the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. Therefore, you must affirmatively take action to vote your shares at the Annual Meeting. If you do not, your shares will not be voted on these items.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held Virtually on June 10, 2024 at 10:00 a.m. PDT.
The proxy statement and annual report to stockholders
are available at https://www.astproxyportal.com/ast/24471/.

By Order of the Board of Directors,
R.J. Pittman
Chairman of the Board and Chief Executive Officer
April ____, 2024
Sunnyvale, California

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT SUMMARY
Background
On July 22, 2021, the Company consummated the previously announced merger (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated February 7, 2021, by and among the Company (at such time named Gores Holdings VI, Inc. (“Gores”)), Maker Merger Sub, Inc., a direct, wholly owned subsidiary of the Company, Maker Merger Sub II, LLC, a direct, wholly owned subsidiary of the Company, and the pre-Merger Matterport, Inc. (now named Matterport Operating, LLC) (“Legacy Matterport”). On July 22, 2021, we changed our name to “Matterport, Inc.” in connection with the Merger.
In this proxy statement, unless the context requires otherwise, references to “Matterport,” the “Company,” “we,” “us,” and “our,” and similar references refer to Matterport, Inc. and its wholly owned subsidiaries following the Merger and to Gores Holdings VI, Inc. prior to the Merger.
Proposals
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our annual report to stockholders for the fiscal year ended December 31, 2023 (the “Annual Report on Form 10-K”) carefully before voting.

Proposal One	Board Recommendation and Page No.
Election of one Class III Director for a three-year term ending at the 2027 Annual Meeting of Stockholders	The Board recommends a vote “FOR” Mike (Gus) Gustafson.
See “Proposal One—Election of Directors” beginning on page 7 of this proxy statement.
Directors

				Committee Membership
Name	Primary Occupation	Age*	Independent	A	C	N
R.J. Pittman	Chair & CEO, Matterport, Inc.	54
Peter Hébert	Managing Partner, Lux Capital	46	●	●
Mike (Gus) Gustafson **	Sole member of Carve Your Destiny, LLC	57	●	●	●
Jason Krikorian	Investor	52	●		●	●
Susan Repo	Chief Financial Officer, ICEYE	56	●	●		●
**Class III director nominee				A = Audit Committee C = Compensation Committee N = Nominating and Corporate Governance Committee
Director Highlights
One of the primary functions of our Board is to oversee management’s performance on behalf of the stockholders to ensure that the long-term interests of our stockholders are being served. It is therefore essential that the Board be composed of directors who are qualified to effectively support our growth and commercial strategy. We believe that our directors bring a well-rounded variety of experience, industry backgrounds and diversity to the Board, and represent an effective mix of skills and perspectives to meet the challenges of our commercial and strategic goals.
v

Corporate Governance Highlights
Matterport is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.

Independent Oversight
•Four of our five directors are independent.
•Regular executive sessions of non-employee directors at Board meetings and committee meetings.
•100% independent Board committees.
•Active Board and Board committee oversight of the Company’s strategy and risk management.

Board Effectiveness
•Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy.
•Periodic assessment of director skills to ensure Board meets the Company’s evolving oversight needs.
•The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness.
•Annual Board and committee self-evaluations.
•Ongoing director education.

Stockholder Rights	•One class of common stock (Class A common stock) with each share entitled to one vote. •No poison pill.
Good Governance Practices
•Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees.
•Written related party transactions policy that prohibits any officers, directors or holders of more than 5% of any class of the Company’s voting securities and any member of the immediate family of and any entity affiliated with any of the foregoing persons to enter into a related-party transaction with the Company without prior consent of the audit committee or other independent members of the Board.

Our Commitment to Environmental, Social and Governance Goals	•Developed Company ESG strategy focused on six key topics. •Produced second annual ESG report and plan to produce additional reports going forward.
Environmental, Social and Governance (ESG)
We are mindful of the ways in which our business practices may provide us with opportunities to act in an environmentally and socially conscious manner and are committed to the continuous improvement of our operations and engagement with our key stakeholders, including our employees and the communities in which we do business. We have been focused on delivering strong financial results, and we remain committed to doing so in a way that respects our key stakeholders, including our employees and the environments and communities in which we operate. For this reason, we consider material environmental, social and governance (ESG) factors when making investment and operational decisions. Doing so will help our business have a positive impact on the planet, the people whose lives we touch, and our bottom line.

In 2021, Matterport engaged Nasdaq ESG Advisory to conduct an assessment and review of our existing policies and procedures, with respect to ESG and later produced our first annual ESG report. In 2022, Matterport began collecting data on our greenhouse gas emissions to allow for monitoring, disclosing and reducing its impact over time. In 2023, we developed our ESG strategy focused on the following six key topics: human capital management; business ethics; product responsibility; data privacy and cybersecurity; diversity, equity and inclusion; and climate change. We also produced our second annual ESG report. While we are still early in our ESG journey, we believe that Matterport’s business is aligned with the underlying messages of ESG, and we expect to continue to explore, and report on, our efforts to pursue ESG opportunities as we navigate our ESG risks, challenges and opportunities.

Proposal Two	Board Recommendation and Page No.
Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024
The Board recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as Matterport’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

See “Proposal Two — Ratification of Selection of Independent Registered Public Accounting Firm” beginning on page 51 of this proxy statement.

Proposal Three	Board Recommendation and Page No.
An advisory vote to approve the compensation of the Company’s named executive officers	The Board recommends a vote “FOR” approval of the compensation of the Company’s named executive officers.
See “Proposal Three — An Advisory Vote on the Approval of the Compensation of the Company’s Named Executive Officers” beginning on page 53 of this proxy statement.

Proposal Four	Board Recommendation and Page No.
Approval of an Amendment to our Second Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities	The Board recommends a vote “FOR” approval of an Amendment to our Second Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities.

See “Proposal Four — Approval of an Amendment to our Second Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities” beginning on page 54 of this proxy statement.

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 AM PDT ON JUNE 10, 2024
GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
General
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Matterport, Inc. (the “Company”, “Matterport”, “we” or “us”) for use at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 10, 2024 at 10:00 a.m. Pacific Time, and at any postponement, continuation or adjournment thereof. The Annual Meeting will be a completely virtual meeting via live webcast at https://web.lumiconnect.com/216187135 (password: matterport2024), where you will be able to listen to the meeting live, submit questions, and vote online during the meeting. You will not be able to attend in person.
See “Attending the Virtual Meeting Online” below for more information.
Matterport’s Voting Securities; Record Date
Holders of record of our Class A common stock (“common stock” or “Class A common stock”) at the close of business on April 15, 2024 (the “Record Date”) will be entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. As of the Record Date, ______ shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.

A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices by contacting our Chief Legal Officer, Matthew Zinn by telephone at (408) 428-1304 or by email at mzinn@matterport.com. The list of registered stockholders entitled to vote at the Annual Meeting will also be available online during the Annual Meeting at https://web.lumiconnect.com/216187135, for those stockholders attending the Annual Meeting.
Notice of Internet Availability of Proxy Materials.
Consistent with prior years, we are using the “notice and access” system adopted by the Securities and Exchange Commission (the “SEC”) related to the delivery of our proxy materials over the internet. As permitted by the SEC rules, Matterport is making this proxy statement and its 2023 Annual Report on Form 10-K for the year ended December 31, 2023 available to its stockholders electronically via the Internet. On or about April ____, 2024, we first mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report on Form 10-K for the year ended December 31, 2023 and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report on Form 10-K for the year ended December 31, 2023. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Printed Copies of Our Proxy Materials.
If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in those materials.
Attending the Virtual Annual Meeting
In the interest of providing our stockholders a more convenient, cost-effective method of attending, and to protect the health and safety of our stockholders and employees, this year’s Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will convene at 10:00 a.m. Pacific Time on June 10, 2024.

Stockholder of Record. If you were a stockholder of record as of the Record Date, then you may attend the Annual Meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting https://web.lumiconnect.com/216187135 (password: matterport2024). To attend and participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability or your proxy card. The Annual Meeting live audio webcast will begin promptly at 10:00 am, Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 am, Pacific Time, and you should allow ample time for the check-in procedures.

Street Name Stockholders. If you were a street name stockholder as of the Record Date and your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the www.voteproxy.com website, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.
Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
Technical Difficulties
If you have technical difficulties accessing the Annual Meeting live audio webcast, we will have technicians ready to assist you. Please be sure to check in by 9:45 am, Pacific Time, on June 10, 2024, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time or any difficulties emerge during the meeting, please call the technical support number that will be posted on the Annual Meeting log-in page.
Questions and Answers during the Annual Meeting
As part of the Annual Meeting, we will conduct a live Q&A session during which we intend to answer as many questions as possible submitted online during or prior to the Annual Meeting that are pertinent to the Company and the meeting matters. If you are a stockholder, you may submit a question one (1) hour in advance of the Annual Meeting at
https://web.lumiconnect.com/216187135 (password: matterport2024) after logging in with your control number.
Only stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions during the Annual Meeting. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two-question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Company’s Corporate Secretary in his or her reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above.

Voting Your Shares
Stockholder of Record
If you are the record holder of your shares as of the Record Date, you may vote in one of four ways. Please note that you will need your virtual control number to vote. You may vote by submitting your proxy over the Internet, by telephone, or by mail or you may vote electronically during the Annual Meeting.

By Internet	By Telephone	By Mail	During the Meeting
By visiting www.voteproxy.com, 24 hours a day, 7 days a week, until 11:59 pm, Pacific Time, on June 10, 2024.
You may vote your shares by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions, 24 hours a day, 7 days a week, until 11:59 pm, Pacific Time, on June 10, 2024.

If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card, and returning the proxy card using the instructions contained therein, which must be received prior to the Annual Meeting.
If you wish to vote your shares electronically at the Annual Meeting, you will need to visit https://web.lumiconnect.com/216187135 during the Annual Meeting while the polls are open.
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the one nominee for director. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Street Name Stockholders.
If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the www.voteproxy.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of the Class III director nominee named in this proxy statement;
•“FOR” the ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•“FOR” approval of the compensation of the Company’s named executive officers; and
•“FOR” approval of an Amendment to our Second Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Under the rules of the NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules (whether the company in reference is listed on Nasdaq, NYSE or any other U.S. exchange) may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we believe that Proposal One, Proposal Three and Proposal Four are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal Two is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal Two.
Brokers, banks, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter (Proposal Two). Your broker, bank or other nominee will not have discretion to vote on Proposal One, Proposal Three or Proposal Four, each of which are considered non-routine, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matter then those shares will be treated as broker non-votes with respect to the non-routine proposal (Proposal One, Proposal Three and Proposal Four). Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
What are the proposals?
There are four matters scheduled for a vote:
(1)Election of one director (Proposal One);
(2)Ratification of selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal Two);
(3)An advisory vote to approve of the compensation of the Company’s named executive officers (Proposal Three); and
(4)Approval of an Amendment to our Second Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities (Proposal Four).
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
What are the recommendations of the Board?
At the Annual Meeting, our stockholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or over the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations as follows:

“FOR” the election of Mike (Gus) Gustafson as Class III director;
“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
“FOR” approval of the compensation of the Company’s named executive officers;
“FOR” approval of an Amendment to our Second Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities; and
In the discretion of the persons appointed as proxies, on any other items that may properly come before the Annual Meeting.

How do I revoke my proxy or change my vote?
Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If you are a stockholder of record, you can revoke a proxy by doing one of the following:
•delivering a written notice of revocation to our Chief Legal Officer;
•grant a subsequent proxy by telephone or through the internet (subject to the applicable deadlines for each method as set forth above);
•duly executing a later-dated proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote; or
•attending the Annual Meeting and voting electronically (although your attendance at the Annual Meeting will not, by itself, automatically revoke your proxy).
Your most current proxy card or telephone or internet proxy is the one that will be counted. Any written notice of revocation or subsequent proxy should be sent to us at the following address: Matterport, Inc., 352 East Java Drive, Sunnyvale, California, 94089, Attention: Matthew Zinn, Chief Legal Officer, or by email at: mzinn@matterport.com.
If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change your vote.
What are the quorum requirements and how many votes are required?
The presence electronically or representation by proxy of a majority in voting power of the shares of common stock of the Company and entitled to vote at the Annual Meeting is necessary to establish a quorum. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.
The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of abstentions and broker non-votes.

Proposal	Votes Required	Effect of Votes Withheld/ Abstentions and Broker Non-Votes
Proposal 1: Election of Directors
“FOR” votes from a plurality of shares present virtually or represented by proxy and entitled to vote on the matter. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class III Director.
Votes withheld, abstentions and broker non-votes will have no effect
Proposal 2(1): Ratification of Selection of Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	Abstentions will have no effect. Broker non-votes are not applicable (1)
Proposal 3: An advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement	“FOR” votes from the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	Abstentions and broker non-votes will have no effect
Proposal 4: Approval of an Amendment to our Second Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities	“FOR” votes from the holders of 66.67% of the outstanding shares of capital stock of the Company entitled to vote on the matter.	Abstentions and broker non-votes will have the same effect as votes against
_______________
(1)This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent, if subject to NYSE rules, has discretionary authority under NYSE rules to vote your shares on this proposal.

The votes will be counted, tabulated and certified by a representative of American Stock Transfer & Trust Company LLC (“AST”), the Company’s inspector of election for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Chief Legal Officer at Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089. To be timely for the 2025 annual meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Chief Legal Officer at our principal executive offices between February 11, 2025 and March 12, 2025; provided, that if the date of that annual meeting of stockholders is more than 30 days prior to or more than 60 days after the anniversary of the immediately preceding year’s annual meeting, we must receive the required notice no earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our Bylaws, which are filed as an exhibit to our Annual Report on Form 10-K (as the same may be amended from time to time).

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2025 Annual Meeting of Stockholders must be received by us not later than December 27, 2024 in order to be considered for inclusion in our proxy materials for that meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2025.

PROPOSAL ONE — ELECTION OF DIRECTORS

The Board of Directors (the “Board of Directors” or “Board”) of Matterport, Inc. currently consists of five (5) directors. As described in our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Board is divided into three (3) classes: Class I, Class II and Class III. Each class has a three-year term. The term of our Class III director expires at this Annual Meeting, the term of our Class I directors expires at the 2025 annual meeting of stockholders, and the term of our Class II directors expires at the 2026 annual meeting of stockholders. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board, based on the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), proposes that Mr. Gustafson be elected at the Annual Meeting, who will hold office until the 2027 annual meeting of Stockholders or until his successor is elected and qualified. Mr. Gustafson currently serves on the Board and has consented to being named in this proxy statement and to serve if elected. Biographical information about the nominee and a discussion of the qualifications, attributes and skills of the nominee is contained below. We do not maintain a formal policy regarding director attendance at the annual meeting; however, it is expected that directors will attend.
The following table describes the schedule for the election of our directors over the next three annual meetings and the terms our directors will serve if elected.

Meeting	Class of Directors Standing for Election	Term
2025 Annual Meeting	Class I	Three-year term expiring at 2028 Annual Meeting
2026 Annual Meeting	Class II	Three-year term expiring at 2029 Annual Meeting
2027 Annual Meeting	Class III	Three-year term expiring at 2030 Annual Meeting
The Board has nominated Mike (Gus) Gustafson as the Class III director nominee for election at the Annual Meeting. Mike (Gus) Gustafson currently serves on our Board and have indicated his willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that Mr. Gustafson will be unable to serve if elected.
Board Recommendation

Our Board unanimously recommends that you vote “FOR” the election of Mike (Gus) Gustafson as the Class III director.
If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Mike (Gus) Gustafson as the Class III director.
Our Board of Directors
The biographies of each of our current directors, including our Class III director nominee, are included below. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board exemplifies the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

The following is a brief biography, as well as ages as of April 12, 2024, of each nominee and each director whose term will continue after this Annual Meeting.
Class III director nominees to be elected at this Annual Meeting (subsequent term to expire in 2027)

Director Since: 2021 Age: 57 Committee Memberships: •Audit •Compensation
MIKE (GUS) GUSTAFSON

Mr. Gustafson serves as a Class III member of our Board of Directors. Mr. Gustafson has served on our Board since July 2021, and previously served as a member of the board of directors of Legacy Matterport since January 2018. Mr. Gustafson has served as chairman and a member of the board of directors of Druva, Inc. since April 2016. He is also the sole member of Carve Your Destiny, LLC, a consulting company, and serves as a member of the board of directors of PDF Solutions (Nasdaq: PDFS), Indico Data, Auvik Networks, and Reltio Inc. Mr. Gustafson was previously the Chief Executive Officer and Chairman of Virident Systems from September 2012 to October 2013 and the Chief Executive Officer and member of the board of directors of BlueArc Corporation from June 2004 to September 2011. In addition, he has served as Senior Vice President at Western Digital Corporation, Senior Vice President and General Manager of File & Content Business at Hitachi Data Systems, Senior Vice President of Sales, Marketing and Services at McDATA Corporation, and various executive roles with International Business Machines Corporation early in his career. Mr. Gustafson also serves as a member of the Board of Trustees of the NorCal MS Society. Mr. Gustafson is a graduate of Washington University in St. Louis-John M. Olin School of Business.

Skills and Qualifications: We believe Mr. Gustafson is qualified to serve on the Matterport Board based on his extensive experience investing in and supporting the growth of technology companies. Mr. Gustafson also brings cybersecurity experience to our Board through his prior professional experiences.

Class I directors (terms to expire in 2025)

Chief Executive Officer and Chairman of the Board Director Since: 2021 Age: 54 Committee Membership: •None
R.J. PITTMAN
Mr. Pittman serves as Chief Executive Officer of Matterport and as a Class I member and Chairman of our Board. Mr. Pittman has served as Chief Executive Officer of Matterport and as a member of our Board since July 2021, and previously served as Chief Executive Officer and as a member of the board of directors of Legacy Matterport since December 2018. Over the past 25 years, Mr. Pittman has held senior leadership positions at eBay, Apple and Google, creating industry-changing Internet software companies and transformational products to accelerate the revolution of the digital economy. Prior to joining Matterport, Mr. Pittman was the Chief Product Officer at eBay from 2013 to July 2018. He led the global brand for one of the most recognized companies in the world as the driving force behind the look, feel, and functionality of the eBay marketplace. Mr. Pittman also served as a co-founder and Chief Executive Officer of several startups, including Groxis, the advanced search engine technology company that created the industry’s first graphical information interface used by hundreds of prominent content services, including Google, Yahoo, and Amazon from 2001 to April 2006. Mr. Pittman has served on the Board of Directors of Jyve Corporation, a business optimization platform and talent marketplace, since 2018. Mr. Pittman holds a B.S. in Computer Engineering from the University of Michigan and an M.S. in Engineering- Economic Systems from Stanford University.
Skills and Qualifications: We believe that Mr. Pittman is qualified to serve on the Matterport Board because he has the long-term vision for Matterport and due to his operational and historical expertise gained from serving as Matterport’s Chief Executive Officer since December 2018.

Director Since: 2021 Age: 46 Committee Membership: •Audit
PETER HÉBERT
Mr. Hébert serves as a Class I member of our Board of Directors. Mr. Hébert has served on our Board since July 2021, and previously served as a member of the board of directors of Legacy Matterport since February 2013. Mr. Hébert is the co-founder of Lux Capital, for which he has served as the Managing Partner since 2000. Mr. Hébert leads Lux Capital’s active investments in Avail, Bright Machines, Flex Logix, Ingenuity Brands, Matterport, Mendaera, Ripcord, Thematic Capital, Inc. and Vosbor. In 2003, he led the spin-off of Lux Research, and as its founding Chief Executive Officer, helped build Lux Research into a leading emerging technology research firm. Mr. Hébert began his career at Lehman Brothers, where he worked in the firm’s top-ranked Equity Research group. He was a Chancellor’s Scholar and graduated cum laude from Syracuse University’s Newhouse School.
Skills and Qualifications: We believe Mr. Hébert is qualified to serve on the Matterport Board based on his extensive experience investing in and supporting the growth of technology companies.

Class II directors (terms to expire in 2026)

Director Since: 2021 Age: 52 Committee Memberships: •Compensation •Nominating and Corporate Governance
JASON KRIKORIAN
Mr. Krikorian serves as a Class II member of our Board of Directors. Mr. Krikorian has served on our Board since July 2021, and previously served as a member of the board of directors of Legacy Matterport since June 2014. Mr. Krikorian served as a General Partner of DCM, an international venture capital firm, from 2010 to 2022, and is the co-founder of Sling Media, the DCM-backed pioneering digital media company that created Slingbox. Prior to Sling Media, Mr. Krikorian was a Partner at id8 Group where he advised leading global technology companies on digital media product strategy. He began his career at BCG where he advised Fortune 500 clients in the retail, automotive and utilities sectors. Mr. Krikorian serves on the board of directors of Augmedix, PLAYSTUDIOS, UJET, and Caavo. He currently serves as a member of the audit committee for each of Augmedix and PLAYSTUDIOS. Mr. Krikorian holds a B.A. in Psychology from the University of California, Berkeley and an M.B.A. and J.D. from the University of Virginia
Skills and Qualifications: We believe Mr. Krikorian is qualified to serve on the Matterport Board based on his extensive experience investing in and supporting the growth of technology companies.

Director Since: 2022 Age: 56 Committee Memberships: •Audit •Nominating and Corporate Governance
SUSAN REPO

Ms. Repo serves as a Class II member of our Board of Directors. Ms. Repo has served on our Board since July 2022. Ms. Repo has served as the Chief Financial Officer at ICEYE, a New Space earth observation technology company, since 2021. Prior to ICEYE, she served in finance and operational leadership roles with MariaDB, Tesla, Juniper Networks and Agilent Technologies. She also serves on the board of Mitek Systems, Inc. (Nasdaq: MITK), where she chairs the audit committee and serves on the nomination and governance committee, ICEYE North America, Inc., a subsidiary of ICEYE, GM Financial Bank, a member of the General Motors subsidiaries, and Fiskars Group, a publicly-traded company listed on Nasdaq Helinski, where she serves on the audit committee. Ms. Repo holds a B.S. in Business Administration from the University of Southern California and a J.D. from the Illinois Institute of Technology, Chicago-Kent School of Law. Ms. Repo is currently a member of the California Bar.

Skills and Qualifications: We believe Ms. Repo is qualified to serve on the Matterport Board based on her extensive experience driving strategic and transformative results for technology companies. Ms. Repo also brings cybersecurity experience to our Board through her prior professional experiences.

CORPORATE GOVERNANCE
Corporate Governance Highlights
Matterport is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.

Independent Oversight
•Four of our five directors are independent.
•Regular executive sessions of non-employee directors at Board meetings and committee meetings.
•100% independent Board committees.
•Active Board and Board committee oversight of the Company’s strategy and risk management.

Board Effectiveness
•Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy.
•Periodic assessment of director skills to ensure Board meets the Company’s evolving oversight needs.
•The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness.
•Annual Board and committee self-evaluations.
•Ongoing director education.

Stockholder Rights	•One class of common stock with each share entitled to one vote. •No poison pill.
Good Governance Practices
•Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees.
•Written related party transactions policy that prohibits any officers, directors or holders of more than 5% of any class of the Company’s voting securities and any member of the immediate family of and any entity affiliated with any of the foregoing persons to enter into a related-party transaction with the Company without prior consent of the audit committee or other independent members of the Board.

Our Commitment to Environmental, Social and Governance Goals	•Developed Company ESG strategy focused on six key topics. •Produced second annual ESG report and plan to produce additional reports going forward.
Director Independence
Our Board has determined that all of our non-employee directors, who are listed below, meet the applicable criteria for independence established by The Nasdaq Stock Market LLC (“Nasdaq”). R.J. Pittman does not qualify as independent under the Nasdaq listing rules due to his employment as our Chief Executive Officer.

Independent Directors
•Peter Hébert
•Mike (Gus) Gustafson
•Jason Krikorian
•Susan Repo

In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management. The Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board Leadership Structure
Our Board does not have a policy requiring the positions of the Chairman of the Board and Chief Executive Officer to be separate or held by the same individual. The Board believes that this determination should be based on circumstances existing from time to time, based on criteria that are in our best interests and the best interests of our stockholders, including the composition, skills and experience of the board and its members, specific challenges faced by us or the industry in which we operate and governance efficiency. Our Board designated Mr. Pittman as Chairman of the Board because it believes that Mr. Pittman’s strategic vision for the business, his in-depth knowledge of Matterport’s operations, and his experience serving as the Chief Executive Officer of Matterport make him well qualified to serve as both Chairman of the Board and Chief Executive Officer.
Board Meetings and Attendance
Board members are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. Our Board held nine meetings in 2023. During 2023, each director attended 100% of the aggregate of the total number of the Board meetings and committee meetings on which they then served. We do not maintain a formal policy regarding director attendance at the annual meeting; however, it is expected that directors will attend all applicable meetings.
Executive Sessions of Independent Directors
The Board holds executive sessions of its independent directors.
Director Orientation and Continuing Education
The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors with orientation sessions regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s strategic plans, financial statements and key issues, policies and practices. We also periodically provide materials, updates and presentations, including in regular Board and committee meetings, to all directors on issues and subjects that assist them in fulfilling their responsibilities, such as key industry developments and the competitive landscape. In addition, the Company intends to pay for certain expenses for any director who wishes to attend seminars, conferences and other continuing education programs designed for directors of public companies.
Selection and Nomination of Directors
The Nominating Committee is responsible for determining the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics and the ability to read and understand basic financial statements. In considering candidates for Board membership, the Board considers additional criteria, including relevant expertise, sufficient time to devote to our affairs; excellence in their field, the ability to exercise sound judgment; a commitment to represent the long-term interests of our stockholders, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board in the context of the needs of the Board and the Company.
Each year, the Nominating Committee assesses the directors to be nominated for election by stockholders at the annual meeting. To ensure that the Board evolves in a manner that serves the business and strategic needs of the Company, before recommending for nomination a slate of incumbent directors for an additional term, the Nominating Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively. In addition, the Board will review those directors’ overall service to Matterport during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.

The Nominating Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating Committee for candidates for election as a director.
Corporate Governance Documents
We believe that good corporate governance is important to ensure that Matterport is managed for the long-term benefit of our stockholders. Our Nominating Committee will periodically review and reassess our Corporate Governance Guidelines, other governance documents and overall governance structure. Complete copies of our Corporate Governance Guidelines and committee charters are available on the “Corporate Governance” section of our website at https://investors.matterport.com/corporate-governance. The reference to the Company’s website address in this Proxy Statement does not include or incorporate by reference the information on the Company’s website into this Proxy Statement.
Code of Conduct
The Board has adopted a written Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available in the “Corporate Governance” section of our website. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.
Information Regarding Committees of the Board of Directors
Our Board has established three standing committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating Committee charters are posted on the “Corporate Governance” section of our website. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time. The Audit Committee held five meetings in 2023 and the Compensation Committee held seven meetings in 2023. The Nominating Committee had four meetings in 2023.
Our Board has determined that all of the members of each of its committees are independent as defined under applicable Nasdaq listing rules. In addition, all members of the Audit Committee meet the heightened independence requirements contemplated by Rule 10A-3 under the Exchange Act, and all members of the Compensation Committee satisfy the heightened independence requirements of the Nasdaq listing rules specific to the independence of compensation committee members.

Committee Membership
Name	Audit	Compensation	Nominating and Corporate Governance

Peter Hébert	●+
Jason Krikorian		●	●
Mike (Gus) Gustafson	●+	●
Susan Repo	●+		●

● = Member
+ = Financial Expert

Audit Committee Current Committee Members: Peter Hébert Mike (Gus) Gustafson Susan Repo
Primary Responsibilities Include:

•Selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;
•Helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;
•Reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, the Company’s interim and year-end operating results;
•Reviewing the Company’s financial statements and critical accounting policies and estimates;
•Reviewing the adequacy and effectiveness of the Company’s internal controls;
•Reviewing the Company’s information technology security program and reviewing the controls around cybersecurity, including our business continuity and disaster recovery plans;
•Developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•Overseeing the Company’s policies on risk assessment and risk management;
•Overseeing compliance with the Company’s code of business conduct and ethics;
•Reviewing related party transactions; and
•Approving or, as permitted, pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

Financial Expertise and Independence
All members of the Audit Committee meet the independence standards of the Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that each of Messrs. Hébert, Gustafson and Ms. Repo qualify as an “audit committee financial expert” as defined by SEC rules.
Audit Committee Report
The Report of the Audit Committee is set forth beginning on page 52 of this proxy statement.

Nominating and Corporate Governance Committee Current Committee Members: Jason Krikorian Susan Repo
Primary Responsibilities Include:
•Assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on our Board and, if it deems it appropriate, establishing procedures for stockholders to follow in submitting recommendations for candidates for the Board;
•Identifying, evaluating and selecting, or making recommendations to the Board regarding nominees for election to the Board and its committees;
•Considering and making recommendations to the Board regarding the composition of the Board and its committees;
•Developing and making recommendations to the Board regarding corporate governance guidelines and matters;
•Overseeing the Company’s corporate governance practices;
•Overseeing the evaluation and the performance of the Board and individual directors; and
•Contribute to succession planning.
Independence
The Nominating and Corporate Governance Committee is composed entirely of directors who are independent under the Nasdaq and SEC rules and regulations.

Compensation Committee Current Committee Members: Jason Krikorian Mike (Gus) Gustafson
Primary Responsibilities Include:
•Evaluating the performance of our Chief Executive Officer in light of any goals and objectives of the Company’s executive compensation plans, and, based on such evaluation, determining and approving, or making recommendations to the Board regarding the Chief Executive Officer’s compensation level;
•Reviewing, approving and determining, or making recommendations to the Board regarding the compensation of the Company’s executive officers;
•Making recommendations regarding non-employee director compensation to the Company’s full Board;
•Administering the Company’s equity compensation plans and agreements with the Company executive officers;
•Reviewing, approving and administering incentive compensation and equity compensation plans; and
•Reviewing and approving the Company’s overall compensation and human capital management philosophy.
The Compensation Committee is composed entirely of directors who are independent under the Nasdaq and SEC rules and regulations.

The Board’s Role in Risk Oversight
The Board recognizes that the achievement of our strategic and commercial objectives involves taking risks and that those risks may evolve over time. The Board has oversight responsibility for Matterport’s risk management function, which is designed to identify, assess and monitor fundamental financial and business risks across the Company’s operations and consider ways to address and mitigate those risks. Consistent with this approach, one of the Board’s primary responsibilities includes reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company, including the risks related to logistical challenges and geopolitical events.

In addition, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters.
•The Audit Committee reviews and discusses guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•The Compensation Committee, in approving and evaluating the Company’s executive compensation plans, policies and programs, takes into account the degree of risk to the Company that such plans, policies and programs may create and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements; and
•The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, as well as our overall corporate governance structure.
Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Environmental, Social
We are mindful of the ways in which our business practices may provide us with opportunities to act in an environmentally and socially conscious manner and are committed to the continuous improvement of our operations and engagement with our key stakeholders, including our employees and the communities in which we do business. We have been focused on delivering strong financial results, and we remain committed to doing so in a way that respects our key stakeholders, including our employees and the environments and communities in which we operate. For this reason, we consider material environmental, social and governance (ESG) factors when making investment and operational decisions. Doing so will help our business have a positive impact on the planet, the people whose lives we touch and our bottom line.
In 2021, Matterport engaged Nasdaq ESG Advisory to conduct an assessment and review of our existing policies and procedures with respect to ESG and later produced our first annual ESG report. In 2022, Matterport began collecting data on our greenhouse gas emissions to allow for monitoring, disclosing and reducing its impact over time. In 2023, we developed our ESG strategy focused on the following six key topics: human capital management; business ethics; product responsibility; data privacy and cybersecurity; diversity, equity and inclusion; and climate change. We also produced our second annual ESG report. While we are still early in our ESG journey, we believe that Matterport’s business is aligned with the underlying messages of ESG, and we expect to continue to explore, and report on, our efforts to pursue ESG opportunities as we navigate our ESG risks, challenges and opportunities.
Board Diversity Matrix
The SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. A summary of the diversity attributes of each director and director nominee are as follows, with each of the categories listed in the table below having the meaning as it is used within Nasdaq Marketplace Rule 5605(f):

Board Diversity Matrix (as of ) April 12, 2024
Total Number of Directors	Five (5)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
Stockholder Communications
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Chief Legal Officer is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors, as appropriate. Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating Committee intends to give additional consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chief Legal Officer and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Matthew Zinn, Chief Legal Officer, Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089, or by email at: mzinn@matterport.com.
Prohibition on Hedging, Pledging, and Short Sales

Under the terms of our insider trading policy, our officers and directors are prohibited from short-selling our securities and are prohibited from holding our securities in a margin account. In addition, none of our directors or officers may pledge our securities as collateral for a loan, or buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities, at any time, without the approval of the Audit Committee.

OUR EXECUTIVE OFFICERS
The following table sets forth the names and positions of our current executive officers, as well as ages as of April 12, 2024:

Name	Age	Position
R.J. Pittman*	54	Chief Executive Officer and Chairman of the Board
James D. Fay	51	Chief Financial Officer
Jay Remley	53	Chief Revenue Officer
Matthew Zinn	59	Chief Legal Officer
Peter Presunka	66	Chief Accounting Officer
Japjit Tulsi	48	Chief Technology Officer
*Mr. Pittman is a member of our Board. See “Proposal One — Election of Directors” for biographical and additional information about Mr. Pittman.
R.J. Pittman. Mr. Pittman serves as Chief Executive Officer of Matterport and as a Class I member and Chairman of the Matterport Board. Mr. Pittman has served as Chief Executive Officer of Matterport and as a member of our Board since July 2021, and previously served as Chief Executive Officer and as a member of the board of directors of Legacy Matterport since December 2018. Over the past 25 years, Mr. Pittman has held senior leadership positions at eBay, Apple and Google, creating industry-changing Internet software companies and transformational products to accelerate the revolution of the digital economy. Prior to joining Matterport, Mr. Pittman was the Chief Product Officer at eBay from 2013 to July 2018. He led the global brand for one of the most recognized companies in the world as the driving force behind the look, feel, and functionality of the eBay marketplace. Mr. Pittman also served as a co-founder and Chief Executive Officer of several startups, including Groxis, the advanced search engine technology company that created the industry’s first graphical information interface used by hundreds of prominent content services, including Google, Yahoo, and Amazon from 2001 to April 2006. Mr. Pittman has served on the Board of Directors of Jyve Corporation, a business optimization platform and talent marketplace, since 2018. Mr. Pittman holds a B.S. in Computer Engineering from the University of Michigan and an M.S. in Engineering-Economic Systems from Stanford University. We believe that Mr. Pittman is qualified to serve on the board of the Company because he has the long-term vision for Matterport and due to his operational and historical expertise gained from serving as Legacy Matterport’s Chief Executive Officer since December 2018.
James D. Fay. Mr. Fay serves as Chief Financial Officer of Matterport. Mr. Fay has served as Matterport’s Chief Financial Officer since July 2021 and served as the Chief Accounting Officer from October 2021 until December 2021, and Mr. Fay previously served as Chief Financial Officer of Legacy Matterport since September 2017. Mr. Fay has more than 20 years of experience as a globally-focused senior executive, lawyer and advisor for venture-backed and public technology companies and is responsible for Matterport’s financial management and strategy, as well as legal and information technology matters. Prior to joining Matterport, Mr. Fay served as the Chief Financial Officer of View from September 2013 to September 2017, where he was responsible for managing financial, legal, human resources and other operations matters. Mr. Fay also served as Chief Financial Officer and General Counsel of NeoPhotonics Corporation from January 2009 to September 2013. Mr. Fay served as a strategic advisor to Sierra Instruments from March 2016 to May 2019 and as an advisory board member of Top Time Corp. from September 2006 to February 2018. Since 2019, Mr. Fay has served on the board of directors of Lookout Lab, Inc. Mr. Fay holds a B.A. in International Business and a B.A. in French Language from North Central College, and a J.D. from Harvard Law School.
Jay Remley. Mr. Remley serves as Chief Revenue Officer of Matterport. Mr. Remley has served as Matterport’s Chief Revenue Officer since July 2021, and previously served as Chief Revenue Officer of Legacy Matterport since July 2019. Mr. Remley has more than 20 years of business development, sales and operations experience. He has built and led global go-to-market teams from startups to Fortune 100 companies. Mr. Remley served as the Chief Revenue Officer of PredictSpring Inc. from January 2018 to October 2018 and prior to that spent nearly eight years at Google LLC in various executive roles, including the Global Director for Google Cloud, where he led regional and global business teams across Google Commerce and Google Cloud, and served as Global Director of Google Maps. Prior to Google, Jay served as the Vice President of Product Management and Business Development at Seagate Technology, from September 2008 to June 2010, where he led global sales operations before establishing and building the Seagate SaaS business. Mr. Remley has served as the Chairman of the Board of Directors of the Lupus Foundation of Northern California since 2007 and serves as an executive advisor to AMPEL BioSolutions, LLC and DxTerity. Mr. Remley holds a B.S. in Aviation from San Jose State University and an M.B.A. in Operations Management Information Systems from Santa Clara University.

Peter Presunka. Mr. Presunka serves as Chief Accounting Officer of Matterport. Mr. Presunka has served in this position since December 2021. Prior to serving as Chief Accounting Officer of Matterport, Mr. Presunka worked as a Contractor and Director of Technical Accounting Services at SOAProjects, Inc. since 2018. Before entering this role, Mr. Presunka served as a Commercial LED Controller for Lumileds LLC from January 2016 and as a Corporate Controller at NEXTracker from August 2015 to December 2016. Mr. Presunka also served as a Corporate Controller for Nanometrics from 2008 to 2011. Mr. Presunka holds a B.S. in Engineering Physics from McMaster University, an M.B.A. in Finance from McMaster University and a Masters in Accounting Taxation from San Jose State University.
Japjit Tulsi. Mr. Tulsi serves as Chief Technology Officer of Matterport. Mr. Tulsi has served as Matterport’s Chief Technology Officer since July 2021, and previously served as Chief Technology Officer of Legacy Matterport since January 2020. Mr. Tulsi oversees Matterport’s engineering and product team and sets the technical vision for Matterport. Prior to joining Matterport, Mr. Tulsi served as the Chief Technology Officer of Carta from July 2018 to January 2020, where he led technological innovations for private company investors, founders and employees to manage their equity and ownership. Mr. Tulsi also served as the Vice President of Engineering of eBay Inc. from January 2015 to June 2018, where he led engineering for new product technology and development, including eBay’s AI-powered shopping assistant, ShopBot. Prior to that, he held executive leadership positions at Microsoft – Product Ads and Google - Google Analytics and YouTube long form media. Mr. Tulsi has served on the Board of Directors of Grassroots Ecology since 2019 and previously served on the Board of Directors of Acterra from April 2014 to June 2019. Mr. Tulsi holds a Bachelor’s Degree from Panjab University.

Matthew Zinn. Mr. Zinn serves as Chief Legal Officer of Matterport. Mr. Zinn has served in this position since December 2022. Prior to his time as Chief Legal Officer of Matterport, Mr. Zinn served as General Counsel and Chief Legal Officer at 8x8, Inc. from 2018 through 2022. Prior to this role, Mr. Zinn was General Counsel and Secretary at Jaunt, Inc. Before joining Jaunt, Inc., Mr. Zinn served as Senior Vice President, General Counsel, Secretary, and Chief Privacy Officer at TiVo, Inc. for over 16 years. Mr. Zinn holds a J.D. from George Washington University National Law Center and earned his B.A. in political science from the University of Vermont. Mr. Zinn has been a member of the Board of Directors of KQED since 2017.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the material elements of our executive compensation programs for 2023. We also provide an overview of our compensation philosophy and objectives, our process for setting executive compensation, the key factors considered by our Compensation Committee and our Compensation Committee’s rationale for the specific compensation decisions of our named executive officers (our “named executive officers” or “NEOs”). Our NEOs for 2023 were:
•R.J. Pittman, Chairman of the Board of Directors and Chief Executive Officer (our “CEO”);
•James D. Fay, Chief Financial Officer;
•Jay Remley, Chief Revenue Officer;
•Japjit Tulsi, Chief Technology Officer; and
•Matthew Zinn, Chief Legal Officer.
Executive Summary
Who We Are
Matterport is leading the digitization and datafication of the built world. We were incorporated in 2011 and are headquartered in Sunnyvale, California.
Matterport’s pioneering technology platform uses spatial data collected from a wide variety of digital capture devices to transform physical buildings and spaces into dimensionally accurate, photorealistic digital twins that provide our subscribers access to valuable building information and insights. For more than a decade, our platform has set the standard for digitizing, accessing and managing buildings, spaces and places online. This has resulted in the world’s largest and most accurate library of spatial data with more than 38 billion square feet digitized to date. We deliver value to our customers by leveraging proprietary artificial intelligence (“AI’) insights to enhance customer experiences, improve operational efficiency, lower costs associated with promoting and operating buildings and accelerate business. We believe the digitization and datafication of the built world will fundamentally change the way people interact with buildings and the physical spaces around them.
Highlights of 2023 Performance
Specific highlights of our 2023 financial performance include:
•Annual revenue of $157.7 million; up 16% from 2022
•Annualized Recurring Revenue (“ARR”) exiting the fourth quarter of fiscal 2023 was $94.7 million
We define ARR as four times the last quarter’s subscription revenue as such subscription revenue is reported in our financial statements.
Highlights of 2023 Executive Compensation Program
Consistent with our performance and compensation objectives for 2023, our Compensation Committee took the following key actions relating to the compensation of our named executive offers for such year.
•Peer Groups. Our Compensation Committee approved a peer group consisting of 22 similarly situated public companies for executive compensation comparisons and analysis and reviewed competitive market information for executive compensation to help inform its decisions made pertaining to NEO compensation during 2023.
•2023 Base Salary: Effective as of April 1, 2023, our Compensation Committee approved increases to the annual base salaries of our NEOs to reflect each NEO’s performance and to better align his base salary with the competitive market as. More details on the bonuses paid with respect to these performance results can be found below in the section titled “Base Salary.”
•2023 Short-Term Incentive Compensation Plan (the “2023 Corporate Cash Incentive Program” or “CCIP”) Payouts. Our Compensation Committee adopted the 2023 Short-Term Incentive Compensation Plan that consisted of corporate performance measures and targets for all NEOs based on company revenue, square feet under management (“SFM”) and a suite of customer metrics. The CCIP pays out quarterly, and corporate performance objectives were achieved in each quarter as follows (as a percentage of target):
◦Q1: 102%
◦Q2: 102%
◦Q3: 87%
◦Q4: 87%
•2023 Long-Term Equity Incentives. In 2023, there were “refresh” equity awards granted to the following NEOs to recognize each of their contributions to the Company and to better align their equity holdings to what our Compensation Committee considered to be consistent with the competitive market for such positions: Mr. Pittman, Mr. Fay, Mr. Remley, and Mr. Tulsi.

Stockholder Advisory Votes on Named Executive Officer Compensation
As of December 31, 2022, we were no longer an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, we are now required to hold non-binding, stockholder advisory votes on the compensation of our NEOs (a “say-on-pay vote”) and the frequency of future say-on-pay votes (a “say-on-frequency vote”) vote. At our 2023 annual meeting of shareholders, we conducted our initial say-on-pay and say-on-frequency votes. Our stockholders approved our say-on-pay vote with a 96% approval rate. Stockholders approved a yearly vote on say-on-pay proposals, and our Board committed to implement yearly advisory votes. Our next say-on-frequency vote will occur no later than 2029. Accordingly, at the Annual Meeting to which this proxy statement relates, we will be conducting a say-on-pay vote. More details on the say-on-pay vote, including our Board of Directors voting recommendation, can be found later in this proxy statement in the section titled “Proposal Three: Advisory Vote on the Compensation of the Company’s Named Executive Officers.” Although this is a non-binding advisory vote, we value the opinions of our stockholders, and our Board of Directors and our Compensation Committee will consider the outcome of the say-on-pay vote, in addition to other relevant stockholder feedback that may be received throughout the year, when making compensation decisions for our NEOs. For more information on the say-on-pay vote, please review the proposal set forth later in this proxy statement.
Our Executive Compensation Philosophy
Through our “pay-for-performance” philosophy, our primary objective is to create value for our stockholders on a consistent and long-term basis. Our executive compensation strategy is designed to attract and retain high-performing individuals who will accelerate our growth. Our Compensation Committee believes our executive compensation program is designed to reward our executive team in alignment with our business objectives and long-term stockholder interests. Over the course of the past two years, our CEO and Board of Directors have been transforming Matterport from a private company into the publicly-traded company that it is today, poised for scale, led by a diverse, experienced and talented executive team and defined by a strong corporate governance structure. In support of this transformation, our executive compensation program and pay policies and practices have been tailored to attract, retain and incent talented leaders uniquely qualified to achieve our goals.
Our compensation philosophy emphasizes a strong correlation between executive pay and our performance, and we have structured our executive compensation program accordingly. Our Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals and objectives.
2023 Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. Our Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:
What We Do
•Maintain an Independent Compensation Committee. Our Compensation Committee consists solely of independent directors who establish our compensation policies and practices.

•Retain an Independent Compensation Advisor. Our Compensation Committee directly retains an independent compensation consultant to advise on the Company’s executive compensation program, policies and practices.
•Pay for Performance. A significant portion of our NEOs’ compensation is tied to the Company’s performance and the performance of the Company’s stock price.
•Multiple Performance Metrics. The CCIP uses multiple performance metrics as selected by our Compensation Committee. This approach discourages excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.
•Annual Executive Compensation Review. Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes. Additionally, our Company conducts an annual compensation-related risk assessment under supervision of our Compensation Committee.
•Maintain Stock Ownership Guidelines for Officers and Directors. We maintain a stock ownership policy for our NEOs and our non-employee directors. By February 2027, or within five years of becoming subject to the policy, whichever is sooner, our CEO must hold shares with a fair market value of 5x his base salary, and our other NEOs must hold shares with a fair market value of 3x base salary. Our non-employee directors must hold shares with a fair market value of 5x the value of the base cash retainer within five years of joining our Board.
What We Do Not Do
•No Executive Retirement Plans. We do not offer retirement arrangements for our NEOs that are different from those offered to our other employees. Our NEOs are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.
•No Guaranteed Bonuses. We do not provide guaranteed bonuses to any of our NEOs.
•No Enhanced Benefits or Excessive Perquisites: We do not maintain enhanced health benefits for our NEOs, instead providing such benefits on the same terms and conditions for regular, full-time employees, and do not permit excessive perquisites. We did not provide our NEOs with any perquisites in 2023.
•No Tax Gross-Ups. We do not pay tax gross-ups to cover personal income taxes or excise taxes that pertain to executive or change-in-control payments or benefits.
•No Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested restricted stock unit (“RSU”) awards.
•No “Single Trigger” for Cash Bonus or Equity at Change in Control. We do not provide our NEOs with an acceleration of their CCIP bonus or equity awards unless there is a change in control of the Company accompanied by a qualifying involuntary termination of employment.
•No Hedging or Pledging of our Equity Securities. We prohibit our employees, including our NEOs, and the non-employee members of our Board of Directors, from hedging or pledging our equity securities.
Process for Setting Executive Compensation
Role of the Compensation Committee
Our Compensation Committee acts on behalf of the Board of Directors in overseeing our compensation structure, programs, policies and practices generally, including the compensation of our NEOs. For most compensation determinations relating to our NEOs, our Compensation Committee makes a recommendation to our Board of Directors, which then makes final decisions.
Our Compensation Committee has responsibility for establishing our compensation philosophy and objectives; determining the structure and components of our executive compensation program, including the mix of various elements; and reviewing and approving the compensation of our NEOs and the risk to the Company resulting from our Company-wide compensation policies and practices. Our Compensation Committee has the authority to retain, and has retained, a compensation consultant to provide support to our Compensation Committee in its review and oversight of our executive compensation program. Our Compensation Committee meets several times each year to review our executive compensation program, assess the Company’s compensation risk profile, approve the compensation peer group, establish the Company performance measures used to set the bonus metrics for the year, and review the target total direct compensation opportunities for our NEOs in order to ensure alignment with our compensation philosophy.
In making decisions about the compensation of our NEOs, the members of our Compensation Committee take a holistic approach that considers a number of factors, including:
•Our executive compensation program objectives;
•Our performance against the financial, operational and/or strategic objectives established by our Compensation Committee and the Board of Directors;
•Each individual NEO’s knowledge, skills, experience, qualifications and tenure;
•The scope of each NEO’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group and other broad-based compensation surveys;
•The performance of each individual NEO, based on a subjective assessment of the NEOs contributions to our overall performance, ability to lead the respective business unit or function and work as part of a team;
•The competitive nature of the technology executive labor market;
•The potential cost of replacing each NEO;
•The long-term potential of each individual NEO to contribute to our financial, operational and strategic objectives;
•Our CEO’s compensation relative to that of our other NEOs, as well as the parity amongst compensation of our other executive officers;
•Our financial, operational, and overall performance relative to that of our peers;
•The compensation practices of our compensation peer group and the positioning of each NEOs’ compensation based on an analysis of competitive market data; and
•The recommendations of our CEO with respect to the compensation of our other NEOs.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each NEO. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
Our Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions and/or recommendations to our Board of Directors. The members of our Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each NEO and business judgment in making their decision.
Our Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation program, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.
Role of Chief Executive Officer
Our CEO is present at Compensation Committee meetings, except when our Compensation Committee is in executive session or when his own compensation is being discussed. With regard to executive compensation, our CEO provides his evaluation of each NEO’s performance to our Compensation Committee and makes recommendations with respect to base salary, target annual cash bonus opportunities and long-term incentive compensation opportunities for each of his direct reports. These recommendations are made after considering competitive market data drawn from our compensation peer group and other relevant sources (including broad-based compensation surveys), as well as each NEO’s responsibilities and impact to the organization. While these recommendations are considered by our Compensation Committee, the members of our Compensation Committee make their own determinations in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each NEO and exercise of business judgment.
Role of Compensation Consultant
Compensia, Inc., a national compensation consulting firm (“Compensia”), was engaged as the compensation consultant of our Compensation Committee during 2023. Our Compensation Committee annually reviews under the applicable SEC rules and the relevant Nasdaq listing standards whether the work of Compensia as a compensation consultant raises any conflict of interest and has determined that the work of Compensia has not created any conflict of interest. Compensia reviews and advises on all principal aspects of our executive compensation program. Its main responsibilities include:
•Providing independent advice to our Compensation Committee on current trends and best practices in compensation design and program alternatives, and advising on plans or practices that may improve the effectiveness of our compensation program;
•Preparing and presenting compensation peer group and supplemental compensation survey data, as appropriate, for competitive comparisons and, based on this information, preparing independent analyses on NEO compensation and on non-employee directors’ compensation;
•Reviewing our equity compensation plan and assessing total share usage relative to our peers;
•Reviewing the Compensation Discussion and Analysis and other compensation-related disclosures in our proxy statements;
•Offering recommendations, insights and perspectives on compensation-related matters; and
•Assisting our Compensation Committee in designing an executive compensation program that is competitive and aligns the interests of our NEOs with those of our stockholders.
Compensation Peer Group
Our Compensation Committee has selected and approved a compensation peer group that it uses as a reference in understanding the market competitiveness of our executive compensation program. Our Compensation Committee evaluates this peer group on an annual basis to ensure that the companies selected remain appropriate.
To develop the compensation peer group, our Compensation Committee, in consultation with Compensia, considered companies that are in the technology sector and that are similar to us in terms of industry, revenue, and market capitalization. Specifically, in developing our peer group we considered as our primary selection criteria:
•Companies in a similar industry and competitive market for talent, including companies that:
◦are in the software industry;
◦have a similar business model;
◦have recently become a publicly-traded company;
◦have similar revenue growth; and
◦have similar market capitalization as a percent of revenue.

•Companies that had revenue within a range of 0.33 to 3.0 times our annual revenue; and
•Companies that had a market capitalization within a range of 0.33 to 3.0 times our market capitalization.

The following companies comprised our compensation peer group used to make 2023 compensation decisions:

◦Alarm.com	◦Alkami Technology
◦Amplitude	◦AppFolio
◦Appgate	◦BlackLine
◦Blend Labs	◦Couchbase
◦CS Disco	◦Domo
◦Enfusion	◦Expensify
◦Five9	◦nCino
◦New Relic	◦ON24
◦Opendoor Technologies	◦Redfin
◦Sprout Social	◦Upland Software
◦UserTesting	◦8x8

Elements of Our Executive Compensation Program
Our executive compensation program consists of three principal elements: base salary, short-term incentive compensation in the form of annual cash bonuses and long-term incentive compensation opportunities in the form of equity awards. We provide our NEOs access to Company-wide health and welfare benefit plans, which are consistent with the arrangements offered to our other employees. Finally, our NEOs are eligible to receive certain post-employment compensation payments and benefits under the Matterport, Inc. Executive Severance Plan (the “Severance Plan”) adopted in 2023.
These principal elements of compensation are summarized below:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance
Short-Term Incentive Compensation	Variable	Cash	Designed to motivate our executives to achieve annual financial and operational business objectives and provide financial incentives when we meet or exceed these objectives
Long-Term Incentive Compensation	Variable	Equity awards in the form of RSU awards that may be settled for shares of our common stock	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable stockholder value
Base Salary
Base salary represents the fixed portion of the compensation of our NEOs and is an important element of compensation intended to attract and retain highly talented individuals. Our Compensation Committee reviews and recommends annual base salary adjustments to our Board of Directors, and our Board of Directors determines adjustments to annual base salaries for each of our NEOs as part of the annual executive compensation review conducted by our Compensation Committee with related recommendations to our Board. Generally, our Compensation Committee uses base salary to provide each NEO with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in the best interests of our Company and our stockholders.
Generally, we establish the initial base salaries of our NEOs through negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, our Compensation Committee reviews the base salaries of our NEOs annually as part of its annual executive compensation review, with input from our CEO (except with respect to his own base salary) and makes adjustments, or recommends adjustments to our Board of Directors, and our Board of Directors makes adjustments, as each determines to be reasonable and necessary to reflect the scope of a NEO’s performance, individual contributions and responsibilities and market conditions.
In 2023, our Compensation Committee reviewed the annual base salaries of our NEOs, taking into consideration the overall labor market and the competitive industry in which our company operates, the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, our Compensation Committee determined to make changes to the annual base salaries of four NEOs who each received a salary increase to reflect his performance and to better align his base salary with the competitive market for the specific officer position held. The salary increases were effective April 1, 2023 and are set forth in the table below. Mr. Zinn did not receive a base salary increase in 2023 as he had just joined the Company in December 2022, at which time his base salary was determined.

Named Executive Officer	Fiscal 2023 Base Salary $	Fiscal 2022 Base Salary $	% Increase
R.J. Pittman	410,000	395,000	3.8%
James D. Fay	390,000	370,500	5.3%
Jay Remley	320,000	295,000	8.5%
Japjit Tulsi	330,000	285,000	15.8%
Matt Zinn	375,000	375,000	—%
Short-Term Incentive Compensation
We use the CCIP, an annual cash bonus plan, to motivate our employees, including our NEOs, to achieve our annual business objectives. The CCIP allows our Compensation Committee to provide cash bonus awards to our employees, including our NEOs, based upon our actual achievement of corporate performance objectives approved by our Compensation Committee. Pursuant to the CCIP, our Compensation Committee and our Board of Directors, in their discretion, establish a target annual cash award opportunity for each NEO, with actual awards payable in the form of cash on a quarterly basis with respect to the applicable performance period. For 2023, the bonus payments for our NEOs were based entirely on the achievement of corporate performance objectives, with no individual performance component.
Effective as of January 1, 2023, the target annual cash bonus opportunities for our NEOs (expressed as a percentage of annual base salary), were as follows: 100% for Mr. Pittman, 65% for Mr. Fay, 100% for Mr. Remley, 50% for Mr. Tulsi, and 50% for Mr. Zinn. For each participant, their CCIP award is capped at 150% of their individual target opportunity.
As the administrator of the plan, our Compensation Committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award for a particular performance period. The actual award payout may be below, at or above a participant’s target annual cash bonus award opportunity, at the discretion of the administrator. Further, the administrator may determine the amount of any increase, reduction or elimination as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Under the CCIP, our Compensation Committee determined the corporate performance objectives and related target levels of achievement required for payouts under the 2023 annual bonus awards. As established in 2023, our Compensation Committee determined that, in the case of our NEOs, the bonus awards would be eligible to be earned based on three corporate performance objectives:
•Revenue - 50% weighting
•Square Feet Under Management (SFM) - 25.0% weighting
•Customer - 25.0% weighting
Our Compensation Committee recommended to the Board of Directors these three corporate performance objectives for the CCIP based on our strategic and business objectives as set forth in our annual operating plan approved by our Board of Directors. We chose revenue as it is a key financial metric that the Company uses to the measure growth of our business. We chose SFM as a measurement of external growth in our Company’s business, and as an objective that is consistent with statistics tracked in the real estate industry. We track growth in SFM, which is the size of spaces that have been scanned and filed on the Matterport platform, because we believe that the growth of square footage under management is an indicator of market penetration and the growth of our business. We included a suite of metrics in our customer performance objective – weekly active users, customer satisfaction and net dollar retention – to continue focus our executives on a customer-centric culture and to action continuous improvements to our customer experience. We calculated a composite customer score reflecting the average of the underlying metrics considered.
As reflected in our annual operating plan, the quarterly target levels established for each of the three corporate performance objectives for the full year of 2023 by our Compensation Committee were as follows for all of the NEOs except for Mr. Remley:

Performance Metric	Weighting	Target Q1	Target Q2	Target Q3	Target Q4
Revenue	50.00%	$36,400,000	$42,200,000	$46,400,000	$48,500,000
Additional SFM	25.00%	1,900,000,000	2,000,000,000	1,850,000,000	1,750,000,000
Customer	25.00%	77.0	76.1	78.1	80.9
Mr. Remley’s weightings were Revenue – 60%; Additional SFM – 20%; and Customer – 20% to reflect more heavily his responsibilities relating to the Company’s annual revenue generation.
The bonus amounts payable under the CCIP for 2023 were as follows:

Named Executive Officer	Fiscal 2023 Base Salary (Earned) $	Fiscal 2023 Target Bonus %	Fiscal 2023 Target Bonus $	Fiscal 2023 Actual Bonus $
R.J. Pittman	406,250	100%	406,250	383,625
James D. Fay	385,125	65%	250,331	236,325
Jay Remley	313,750	100%	313,750	283,162
Japjit Tulsi	318,750	50%	159,375	150,187
Matt Zinn	375,000	50%	187,500	177,188
Long-Term Incentive Compensation
In connection with the closing of the Merger, our Board of Directors adopted our 2021 Incentive Award Plan (the “2021 Plan”) and the Employee Stock Purchase Plan, and, upon the recommendation of the Compensation Committee, granted RSU awards to our NEOs under the 2021 Plan. We grant equity awards to our NEOs to attract and retain them, as well as to align their interests with the interests of our stockholders.
In 2022, our Compensation Committee, in consultation with our Board of Directors and Compensia, reviewed competitive market data from our compensation peer group, including the annual equity awards granted to executives holding comparable positions at the companies in our compensation peer group. Following this review, our Compensation Committee determined not to grant “refresh” equity awards or any other long-term incentive compensation to our NEOs in 2022 based on its assessment that the remaining unvested equity awards that had been granted to our NEOs in 2021 in connection with the Merger was sufficient at the current time.
In March 2023, our Board of Directors, upon the recommendation of our Compensation Committee, granted our then executive officers a “refresh grant” of RSUs with the right to be settled for and receive one share of our Class A common stock upon vesting in recognition of their continued service to the Company, with quarterly vesting over a period of four years measured from the date of grant. Mr. Zinn did not receive a “refresh” grant in 2023, as he more recently received a grant upon joining the Company in December 2022.
The grants issued to each of our NEOs are as set forth in the table below:

Named Executive Officer	Number of RSUs Granted in 2023
R.J. Pittman	920,000
James D. Fay	400,000
Jay Remley	360,000
Japjit Tulsi	280,000
Matt Zinn	—

Executive Compensation Arrangements
Employment Offer Letters
During 2023, we were party to employment offer letters with Messrs. Pittman, Fay, Remley, Tulsi, and Zinn, the material terms of which are summarized below. Our Compensation Committee and Board of Directors believe that employment offer letters are important to create a contractual relationship between our Company and our NEOs, and to set the initial terms of our employment relationship.
Other Compensation Policies and Practices
Health and Welfare Benefits
Our NEOs are eligible to receive the same employee benefits that are generally available to all employees, subject to the satisfaction of certain eligibility requirements. These benefits include medical, dental and vision insurance, health and dependent care flexible spending accounts, health savings accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and partial reimbursement for mobile phone coverage.
Retirement Plans
We maintain a Section 401(k) retirement savings plan (“401(k) Plan”) that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits as set forth in the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. All participant interests in their contributions are fully vested when contributed. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation program and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Perquisites
We generally do not provide perquisites to our NEOs and did not provide any in 2023.
No Tax Gross-Ups
We do not provide gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or, if applicable, perquisites paid or provided by our Company.
Hedging and Pledging Prohibition
Our Board of Directors has adopted an insider trading compliance policy that prohibits our employees, including our officers, and the non-employee members of our Board of Directors from engaging in certain hedging transactions involving our equity securities. The policy provides as follows:
“Certain forms of hedging or monetization transactions, such as zero-cost and forward sale contracts, allow an officer, director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer, director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, such transactions involving the Company’s equity securities are prohibited by this Policy.”
Additionally, our insider trading policy prohibits our employees, including our officers, and the non-employee members of our Board of Directors from pledging our equity securities. The policy provides as follows:
“Purchasing on margin means borrowing from a brokerage firm, bank, or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options under the Company’s equity plans). Margin purchases of the Company’s securities are prohibited by this Policy. Pledging the Company’s securities as collateral to secure loans is also prohibited. This prohibition means, among other things, that you cannot hold the Company’s securities in a “margin account” (which would allow you to borrow against your holdings to buy securities).”

Tax and Accounting Considerations
Our Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Accounting for Stock-Based Compensation
Our Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers, other employees and the non-employee members of our Board of Directors. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Clawback Arrangements
Our 2021 Plan provides that the 2021 Plan administrator may specify in an award agreement for awards granted under such plan that the participant’s rights, payments and benefits with respect to the award will be subject to the reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the award. All awards granted under the 2021 Plan also will be subject to our clawback policy as may be established and/or amended from time to time. The 2021 Plan administrator also may require a participant to forfeit, return or reimburse the Company all or a portion of the award and any amounts paid under the award pursuant to the terms of our clawback policy or as necessary or appropriate to comply with applicable laws.
Effective as of October 2, 2023, we adopted a Compensation Recovery Policy that complies with Nasdaq listing standards adopted to implement compensation recovery rules issued by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the policy, if we are required to prepare a qualifying accounting restatement, we must, subject to limited exceptions, recover from covered officers, including our NEOs, the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated amounts.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K.
The Compensation Committee of the Board of Directors of Matterport, Inc:
Mike (Gus) Gustafson
Jason Krikorian

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for Fiscal 2023
The following table sets forth information concerning the compensation of our named executive officers for the fiscal years presented. Mr. Zinn joined our Company as an officer in December 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options Awards ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
R.J. Pittman	2023	406,250	—	—	2,649,600	383,625	—	3,439,475
Chief Executive Officer	2022	395,000	—	—	—	101,910	—	496,910
	2021	390,000	—	—	157,368,502	163,691	—	157,922,193

James D. Fay	2023	385,125	—	—	1,152,000	236,325	—	1,773,450
Chief Financial Officer	2022	370,500	—	—	—	111,520	—	482,020
	2021	368,000	—	—	67,887,128	198,869	—	68,453,997

Jay Remley	2023	313,750	—	—	1,036,800	283,162	—	1,633,712
Chief Revenue Officer	2022	295,000	—	—	—	253,701	—	548,701
	2021	292,500	—	—	41,768,989	303,068	—	42,364,557

Japjit Tulsi	2023	318,750	—	—	806,400	150,187	—	1,275,337
Chief Technology Officer	2022	285,000	—	—	—	73,530	—	358,530
	2021	282,500	50,000	—	36,459,347	119,683	—	36,911,530

Matthew Zinn	2023	375,000	150,000	—	—	177,188	—	702,188
Chief Legal Officer	2022	21,307	—	—	5,000,000	5,095	—	5,026,402

(1) Amounts represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted to our named executive officers, computed in accordance with Accounting Standards Codification Topic 718 (ASC Topic 718). Assumptions used to calculate the foregoing amounts are included in Item 8 Note 15 to our consolidated financial statements included in our Form 10-K filed on February 27, 2024.
(2) Amounts represent bonuses earned under our annual bonus plan, or CCIP. For additional information on these amounts, see “Compensation Discussion and Analysis – Elements of Our Executive Compensation Program – Short-Term Incentive Compensation.”

Grants of Plan-Based Awards for Fiscal 2023
As described in the Compensation Discussion and Analysis section, we granted restricted stock units under our 2021 Plan and cash awards under our CCIP to certain of our named executive officers in fiscal 2023. The following table sets forth information regarding all such awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval or Action Date	Threshold ($)(1)	Target ($)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Closing Price on Date of Grant for Option Awards	Grant Date Fair Value of Stock and Option Awards ($)(4)
R.J. Pittman(4)	3/7/2023	3/7/2023	$—	$—	$—	$—	$—	$—	920,000	—	$—	$—	$2,649,600
	—	1/27/2023	$325,000	$406,250	$609,375	$—	$—	$—	—	—	$—	$—	$—

James D. Fay	3/7/2023	3/7/2023	$—	$—	$—	$—	$—	$—	400,000	—	$—	$—	$1,152,000
	—	1/27/2023	$200,265	$250,331	$375,497	$—	$—	$—	—	—	$—	$—	$—

Jay Remley	3/7/2023	3/7/2023	$—	$—	$—	$—	$—	$—	360,000	—	$—	$—	$1,036,800
	—	1/27/2023	$251,000	$313,750	$470,625	$—	$—	$—	—	—	$—	$—	$—

Japjit Tulsi	3/7/2023	3/7/2023	$—	$—	$—	$—	$—	$—	280,000	—	$—	$—	$806,400
	—	1/27/2023	$127,500	$159,375	$239,063	$—	$—	$—	—	—	$—	$—	$—

Matthew Zinn(5)	—	1/27/2023	$150,000	$187,500	$281,250	$—	$—	$—	—	—	$—	$—	$—
(1) For each named executive officer, his CCIP award threshold is 80% of his individual target opportunity.
(2) For each named executive officer, his CCIP award is capped at 150% of his individual target opportunity.
(3) RSUs vest in equal quarterly installments thereafter until fully vested on March 1, 2027.
(4) Represents the grant date fair value computed in accordance with ASC Topic 718.
(5) Named Executive Officer was not issued stock options or restricted stock in fiscal 2023.

Outstanding Equity Awards at Fiscal 2023 Year End
The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2023.

				Option Awards				Stock Awards
Name	Grant Date	Vesting Start Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Unites of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
R.J. Pittman	03/21/2019	12/3/2018	(2) (3)	11,526,565	—	$0.66	3/20/2029	—	$—	—	$—
	03/21/2019	—	(4)	866,597	—	$0.66	3/20/2029	—	$—	—	$—
	03/21/2019	12/3/2018	(2)	605,773	—	$0.66	3/20/2029	—	$—	—	$—
	10/1/2021	07/15/2021	(5)	—	—	$—	—	3,268,663	$8,792,703	—	$—
	03/7/2023	03/1/2023	(5)	—	—	$—	—	747,500	$2,010,775	—	$—

James D. Fay	10/5/2017	09/11/2017	(2)(3)	720,754	—	$0.35	10/05/2027	—	$—	—	$—
	10/14/2020	10/14/2020	(2)	382,668	107,273	$1.14	10/14/2030	—	$—	—	$—
	10/1/2021	07/15/2021	(5)	—	—	—	—	1,522,953	$4,096,744	—	$—
	03/7/2023	03/1/2023	(5)	—	—	—	—	325,000	$874,250	—	$—

Jay Remley	10/23/2019	07/8/2019	(2)	1,996,983	—	0.66	10/22/2029	—	$—	—	$—
	10/1/2021	07/15/2021	(5)	—	—	—	—	913,772	$2,458,047	—	$—
	03/7/2023	03/1/2023	(5)	—	—	—	—	292,500	$786,825	—	$—

Japjit Tulsi	02/6/2020	01/21/2020	(2)(6)	2,823,426	60,073	$0.66	2/05/2030	—	$—	—	$—
	10/1/2021	07/15/2021	(6)(7)	—	—	$—	—	761,477	$2,048,373	—	$—
	03/7/2023	03/1/2023	(5)	—	—	$—	—	227,500	$611,975	—	$—

Matt Zinn	12/12/2022	12/12/2022	(6)	—	—	—	—	1,353,792	$3,641,700	—	$—

(1) Amount determined by multiplying the number of RSUs that have not vested, respectively, by the closing price of our Class A common stock on December 31, 2023.
(2) Represents an option vesting with respect to 25% of the shares subject to the option on the first anniversary of the vesting start date, and with respect to 1/48th of the shares subject to the option monthly thereafter, subject to the applicable executive’s continued service through the applicable vesting date.
(3) Represents an option that may be exercised as to all of the shares subject thereto before vesting, with any shares acquired subject to the Company’s right of repurchase at the original exercise price upon a termination of service, which repurchase right lapses in accordance with the option vesting schedule (described in Note (2) above).
(4) This option vested in full upon the closing of the Merger.
(5) 1/16th of the Total Number of RSUs shall satisfy the Service-Based Requirement on each three-month anniversary of the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month).
(6) 25% of the Total Number of RSUs shall satisfy the Service-Based Requirement on the one-year anniversary of the Vesting Commencement Date and 1/16th of the Total Number of RSUs shall satisfy the Service-Based Requirement on each quarterly (3-month) anniversary thereafter (and if there is no corresponding day, on the last day of the month).

Option Exercises and Stock Vested for Fiscal 2023
The following table sets forth information about the exercise of options and vesting of restricted stock awards of our named executive officers in fiscal 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized at Vesting ($)(3)
R.J. Pittman	—	$—	2,040,307	$5,686,132
James D. Fay	—	$—	945,258	$2,634,520
Jay Remley	40,000	$115,072	589,655	$1,642,662
Japjit Tulsi	—	$—	11,745	$1,254,536
Matthew Zinn	—	$—	451,263(4)	$1,083,031
(1) Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.
(2) Represents the value of exercised options calculated by multiplying (a) the number of shares of our Class A common stock to which the exercise of the option related, by (b) the difference between the per share unadjusted closing price of our Class A common stock on the date of exercise and the exercise price of the options.
(3) The amounts in this column have been computed based on the closing price of our Class A common stock on the vesting date.

Potential Payments upon Termination or Change of Control
The information below describes certain compensation and benefits to which our NEOs are entitled in the event their employment is terminated under certain circumstances and/or a change of control occurs. See the table at the end of this section for the amount of compensation and benefits that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change of control had occurred on December 31, 2023 assuming a market value of our Class A common stock on that date of $2.69 (which was the closing sale price of a share of our Class A common stock on the last trading day of the year) given the NEOs’ compensation and service levels as of such date. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
Employment Offer Letters
Mr. Pittman’s Offer Letter
We entered into an employment offer letter with Mr. Pittman in November 2018, pursuant to which Mr. Pittman serves as our CEO. Mr. Pittman’s offer letter sets forth the terms and conditions of his initial employment, including his initial base salary, target annual cash bonus opportunity and terms of his initial stock option grants, and eligibility to participate in our employee benefit plans.
Mr. Fay’s Offer Letter
We entered into an employment offer letter with Mr. Fay in July 2017, pursuant to which Mr. Fay serves as our Chief Financial Officer. Mr. Fay’s offer letter sets forth the terms and conditions of his initial employment, including his initial base salary, target annual cash bonus opportunity, an initial stock option grant, and eligibility to participate in our employee benefit plans.
Under his offer letter, if Mr. Fay’s employment with us is terminated without “cause” (as defined in the option agreement evidencing the stock option granted to him on October 5, 2017) or he resigns due to certain material adverse changes to his position, work location, base compensation or working conditions (an “Involuntary Termination”) within 24 months following a change in control of the Company, then he will be eligible for the following severance payments and benefits: (i) an amount equal to three months of his base salary, and (ii) an amount equal to his target annual cash bonus for the year of termination, prorated based on the period during which Mr. Fay was employed during such year (plus an additional three months).

Mr. Remley’s Offer Letter
We entered into an employment offer letter with Mr. Remley in July 2019, pursuant to which Mr. Remley serves as our Chief Revenue Officer. Mr. Remley’s offer letter sets forth the terms and conditions of his initial employment, including his initial base salary, target annual cash bonus opportunity, an initial stock option grant, and eligibility to participate in our employee benefit plans.
Mr. Tulsi’s Offer Letter

We entered into an employment offer letter with Mr. Tulsi in January 2020, pursuant to which Mr. Tulsi serves as our Chief Technology Officer.Mr. Tulsi’s offer letter sets forth the terms and conditions of his initial employment, including his initial base salary, target annual bonus opportunity, an initial stock option grant, and eligibility to participate in our employee benefit plans.
Mr. Zinn’s Offer Letter
We entered into an employment offer letter with Mr. Zinn in December 2022, pursuant to which Mr. Zinn serves as our Chief Legal Officer. Mr. Zinn’s offer letter sets forth the terms and conditions of his initial employment, including his initial base salary, target annual cash bonus opportunity, an initial stock option grant, and eligibility to participate in our employee benefit plans.
Executive Severance Plan
In December 2022, our Compensation Committee recommended, and our Board of Directors adopted, a change in control and severance plan under which our CEO and all of our NEOs participate (the “Executive Severance Plan”). We believe that this benefit provides retention value by reducing any potential distractions caused by the possibility of a potential change in control, allowing our NEOs to focus on their duties and responsibilities. We believe these benefits are competitive relative to the severance payments and benefits provided to similarly situated individuals at the companies in our compensation peer group. The Executive Severance Plan superseded any existing change in control and severance benefits previously provided to the participants in the Executive Severance Plan.
The Executive Severance Plan provides for the payment of severance and other benefits to participants in the event of a termination of employment with the Company without cause or for good reason, each as defined in the Executive Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the participant’s execution of a participation notice and a general release of claims in favor of us, the Executive Severance Plan provides the following payments and benefits to the participants:
•a payment in cash equal to one year of base salary for our CEO and six months of base salary for our other executive officers;
•a payment in cash in an amount equal to any earned or unpaid cash bonus for any applicable performance period ending immediately prior to the performance period ongoing during which the date of termination occurs;
•an amount equal to the participant’s pro-rata bonus (calculated on the number of days employed during the performance period), payable at the same time as bonuses are paid to the other executive officers for the performance period, as is based on (a) actual performance for elements of the bonus unrelated to the participant’s individual performance, and (b) full satisfaction of elements of such bonus relating to the participant’s individual performance,
•if the participant has remained continuously employed with us for at least four full years as of the date of termination, accelerated vesting of each unvested equity award (at target performance levels, as applicable) held by the participant to the extent that the awards would have vested during the 12- month period following the date of termination for our CEO or the six month period following the date of termination for our other executive officers;
•an extended exercise period for options held by the participant as of the date of termination until the earlier of the first anniversary of the date of termination and the original expiration date of the option; and

•payment of COBRA premiums, or, if eligible, participant contributions under our group health plans, for the participant and eligible dependents for 12 months, in the case of our CEO, or six months, in the case of our other executive officers, following the date of termination.
The Executive Severance Plan also provides for the payment of severance and other benefits to participants in the event of a Qualifying Termination during the period beginning three months prior to (and including) the date on which a change in control (as defined) occurs and ending on (and including) the 12- month anniversary of the date of the change of control (a “CIC Termination”). In the event of a CIC Termination during the change in control protection period but prior to the consummation of a change in control, as defined in the Executive Severance Plan, and subject to the applicable participant’s execution of a general release of claims in favor of us, the Executive Severance Plan provides the following payments and benefits to the participants:
•a payment in cash equal to 18 months of base salary for our CEO or one year of base salary for our other executive officers, provided that six months of base salary for each of our CEO and our other executive officers may be paid at the time of the change of control;
•a payment in cash in an amount equal to any earned or unpaid cash performance bonus for any applicable performance period ending immediately prior to the performance period ongoing during which the date of termination occurs;
•an amount equal to 100% of the participant’s target annual cash bonus opportunity, payable in a lump sum, with such amount to be 150% of the target annual cash bonus for our CEO;
•accelerated vesting of each unvested equity award (at target performance levels, as applicable) held by the participant, provided that if the change in control does not happen within three months of the date of termination, then any unvested equity awards will be canceled and forfeited; and
•payment of COBRA premiums, or, if eligible, participant contributions under our group health plans, for the participant and eligible dependents for 18 months, in the case of our CEO, or 12 months, in the case of our other executive officers, following the date of termination.

Potential Payments Upon Termination or Change in Control
The following table summarizes the estimated value of payments and other benefits to which our named executive officers would have been entitled upon certain terminations of employment, assuming, solely for purposes of such calculations, that the triggering event or events occurred on December 31, 2023.

			Qualifying Termination
Name	Benefit	Voluntary Termination or Termination for Good Cause ($)	Not For Cause ($)(2)	For Cause ($)	Qualifying Termination & Change in Control ($)	Death or Permanent Disability ($)
R.J. Pittman	Non-Equity Incentive Plan	$—	$89,175	$—	$704,175	$—
	Accelerated Awards Under Equity Incentive Plans(1)	—	5,643,101	—	10,803,478	—
	Base Salary	—	410,000	—	615,000	—
	Continuation of Medical Benefits Under COBRA (present value)	—	38,283	—	57,425	—
	Reasonable Outplacement Assistance	—	—	—	—	—
	Total	$—	$6,180,559	$—	$12,180,078	$—

James D. Fay	Non-Equity Incentive Plan	$—	$55,136	$—	$308,636	$—
	Accelerated Awards Under Equity Incentive Plans(1)	—	1,478,133	—	5,259,558	—
	Base Salary	—	195,000	—	390,000	—
	Continuation of Medical Benefits Under COBRA (present value)	—	19,859	—	39,717	—
	Reasonable Outplacement Assistance	—	—	—	—	—
	Total	$—	$1,748,128	$—	$5,997,911	$—

Jay Remley	Non-Equity Incentive Plan	$—	$64,000	$—	$384,000	$—
	Accelerated Awards Under Equity Incentive Plans(1)	—	823,347	—	3,244,872	—
	Base Salary	—	160,000	—	320,000	—
	Continuation of Medical Benefits Under COBRA (present value)	—	19,142	—	38,283	—
	Reasonable Outplacement Assistance	—	—	—	—	—
	Total	$—	$1,066,489	$—	$3,987,155	$—

Japjit Tulsi	Non-Equity Incentive Plan	$—	$35,888	$—	$200,888	$—
	Accelerated Awards Under Equity Incentive Plans(1)	—	—	—	2,821,945	—
	Base Salary	—	165,000	—	330,000	—
	Continuation of Medical Benefits Under COBRA (present value)	—	14,711	—	29,421	—
	Reasonable Outplacement Assistance	—	—	—	—	—
	Total	$—	$215,599	$—	$3,382,254	$—

Matthew Zinn	Non-Equity Incentive Plan	$—	$40,781	$—	$228,281	$—
	Accelerated Awards Under Equity Incentive Plans(1)	—	—	—	3,641,700	—
	Base Salary	—	187,500	—	375,000	—
	Continuation of Medical Benefits Under COBRA (present value)(3)	—	19,142	—	38,283	—
	Reasonable Outplacement Assistance	—	—	—	—	—
	Total	$—	$247,423	$—	$4,283,264	$—
(1) Based on the closing price of our Class A common stock on December 31, 2023.
(2) Under the terms of the Severance Plan, a participant must have remained continuously employed with the Company or its subsidiaries for at least four years as of the date of termination for unvested equity awards to vest. Neither Mr. Zinn nor Mr. Tulsi had been employed with the Company or its subsidiaries for four years as of December 31, 2023.

Compensation and Risk
Our Compensation Committee strives to provide strong incentives to our NEOs for the long-term, while avoiding excessive risk-taking in the short-term. We have used Compensia, an independent third party, to advise our Compensation Committee on matters related to the compensation of the non-employee members of our Board of Directors and executive officers. Our Compensation Committee believes that the design of our compensation programs and the level of oversight is sufficient to mitigate potential risks associated with our current policies and practices. In its review of our compensation programs company-wide, policies and practices in 2023, our Compensation Committee concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

CEO Pay Ratio
Our CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. In determining the pay ratio calculation, we used the following methodology, assumptions and reasonable estimates.
For purposes of this disclosure, as permitted by SEC regulations, we identified our median employee using our global employee population as described below, as of December 31, 2023 (the “Effective Date”). In total, our workforce consisted of 446 full-time, part-time, and temporary employees in 10 countries as of the Effective Date, with 379 located in the United States and 67 outside the United States.
We excluded employees in seven countries totaling 21 employees (approximately 4.7% of our total workforce) from the determination of “median employee” under the de minimis exception in the SEC rules. We excluded employees in the following countries (all of which had fewer than 25 employees): Canada, Japan, Malaysia, Netherlands, Norway, Sweden, and Taiwan. As a result, our employee population for purposes of the pay ratio calculation included 425 (including all 379 employees located in the United States and 46 employees located outside the United States) of our 446 employees.
For purposes of a consistently applied compensation measure of our employee population, we utilized 2023 actual total cash compensation plus the grant-date fair value of equity awarded during 2023. For employees who worked only a part of 2023, we annualized their actual cash compensation to a full year. We used a 2023 yearly average exchange rate to convert non-US Dollar compensation into US Dollars.
To calculate the median employee’s 2023 annual compensation for purposes of the 2023 CEO pay ratio, we added together all the elements of such median employee’s compensation for 2023 in the same way that we calculate the annual total compensation for our NEOs in the Summary Compensation Table. On that basis, we calculated the 2023 annual compensation for our median employee as $204,336. Mr. Pittman’s annual total compensation based on all elements of his compensation as reported in the Summary Compensation Table for Fiscal Year 2023 was $3,439,475. Based on this information, the ratio of the annual total compensation of our CEO to the median of the total annual compensation of our other employees was 17 to 1.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (the “PvP Rules”), we are providing the following: (1) tabular compensation and performance disclosure for our fiscal years 2021, 2022, and 2023 (the “Pay versus Performance Table”); (2) a list of three performance measures that the Company considers to be its most important measures used to align compensation actually paid to the NEOs for 2023 to Company performance; and (3) additional disclosure relative to the relationship between the “Compensation Actually Paid” (“CAP”) set forth in the Pay versus Performance Table and each of the performance metrics set forth in the Pay versus Performance Table and between the Company’s and the Peer Group’s TSR, in each case over 2021, 2022, and 2023. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis” in this proxy statement and in our proxy statements filed in 2022 and 2023.

In the below Pay versus Performance Table, we provide information about compensation of our NEOs for each of the last three completed fiscal years (the “Covered Years”). Additionally, we provide information about the results for certain financial performance measures during the Covered Years. Although the PVP Rules require us to disclose “compensation actually paid,” these amounts do not necessarily reflect compensation that our NEOs actually earned in the Covered Years. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PVP Rules, including adjusted values to unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices and various accounting valuation assumptions. “Compensation actually paid” generally fluctuates due to stock price performance.

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based on:
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid for PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid for Non-PEO NEOs ($)(4)	Matterport Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Loss ($)	Company Selected Measure: Revenue ($)(7)
2023	$3,439,475	$3,028,116	$1,346,172	$1,089,061	$19	$105	$(199,077,000)	$157,748,000
2022	$496,910	$(175,002,092)	$1,699,135	$(26,342,559)	$19	$90	$(111,339,000)	$136,125,000
2021	$157,922,193	$265,412,413	$49,243,361	$74,635,343	$143	$108	$(338,060,000)	$111,174,000

(1)R.J. Pittman served as the Company’s Principal Executive Officer (our “PEO”) for the entirety of fiscal years 2021, 2022, and 2023.
The Company’s Non-PEO NEOs for the indicated fiscal years were as follows:
•2023: Mr. Fay, Mr. Remley, Mr. Tulsi, and Mr. Zinn
•2022:Mr. Fay, Mr. Remley, Mr. Zinn, and Mr. Presunka
•2021: Mr. Fay, Mr. Remley, and Mr. Tulsi
(2)Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the Non-PEO NEOs in the indicated year for such years.
(3)Amounts reported in this column represents the compensation actually paid to our PEO for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the PEO’s total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the tables below:

PEO
		2021	2022	2023
	Summary Compensation Table - Total Compensation	$157,922,193	$496,910	$3,439,475
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$157,368,502	$—	$2,649,600
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$173,564,786	$—	$2,010,775
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$45,601,645	$(91,634,625)	$(359,553)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$8,811,365	$—	$474,950
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$36,880,926	$(83,864,377)	$112,069
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—
=	Compensation Actually Paid	$265,412,413	$(175,002,092)	$3,028,116

Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(4)Amounts reported in this column represent the compensation actually paid to the Non-PEO NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the average total compensation for such Non-PEO NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

NEO Average
		2021	2022	2023
	Summary Compensation Table - Total Compensation	$49,243,361	$1,699,135	$1,346,172
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$48,705,155	$1,352,440	$748,800
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$52,411,236	$1,367,088	$568,263
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$13,398,549	$(19,637,864)	$(138,884)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$2,873,800	$—	$134,225
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$5,413,552	$(8,418,478)	$(71,915)
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—
=	Compensation Actually Paid	$74,635,343	$(26,342,559)	$1,089,061
Please see footnote 1 for the Non-PEO NEOs included in the average for each indicated fiscal year.
Equity award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(5)Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on July 22, 2021 using the closing stock price on that date. Historic stock price performance is not necessarily indicative of future stock price performance.
(6)The TSR Peer Group is the S&P Small Cap 600. This calculation assumes that $100 was invested in this index on July 22, 2021 (aligned with the period used in footnote #5 above).
(7)The Company’s revenue is a key driver of the Company’s performance and stockholder value creation and had a 50% weighting in the 2023 CCIP.

Tabular List of Financial Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023.

•Revenue
•Square Feet Under Management (SFM)
•Net Dollar Retention (a Customer metric)

Relationship Between Pay and Performance

“Compensation actually paid,” as calculated per SEC Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, the CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year as well as varying levels of actual achievement of performance goals.

Because CAP does not reflect the actual amount earned by our NEOs on their equity compensation, we do not use this measure for understanding how NEO pay aligns with our company performance. For a discussion of how our compensation committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this proxy statement and our proxy statements filed in 2022 and 2023.

Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and Non-PEO NEOs for our fiscal years 2021, 2022, and 2023 to (1) TSR of both our common stock and the S&P 600, (2) our net income (loss), and (3) our revenue.

Securities Issuable Under Equity Compensation Plans
The following table sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2023.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity Compensation plans approved by security holders(1):
2021 Incentive Award Plan:	54,259,310	$0.66	11,171,511
2021 Employee Stock Purchase Plan:	—	—	10,972,328
Equity compensation plans not approved by security holders	—	—	—
Total	54,259,310	$0.66	22,143,839

(1) Includes our 2021 Plan. Our 2021 Plan provides that the initial aggregate number of shares of common stock, available for issuance pursuant to awards thereunder shall be the sum of (a) 10% of the outstanding shares of common stock as of the closing of the Merger; (b) any shares of Class A common stock subject to outstanding equity awards under the amended and restated 2011 Stock Plan which, following the effective date of the 2021 Plan, become available for issuance under the 2021 Plan and (c) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031 equal to a number of shares equal to 5% of the aggregate number of shares of Class A common stock outstanding on the final day of the immediately preceding calendar year. Our 2021 ESPP provides that the aggregate number of shares of Class A common stock available for issuance pursuant to awards under the 2021 ESPP shall be the sum of (a) 3% of the number of outstanding shares of Class A common stock as of the closing of the Merger; and (b) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031 equal to the lesser of (i) 1% of the aggregate number of shares of Class A common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of common stock as may be determined by the Company; provided, however, that the number of shares of common stock that may be issued or transferred pursuant to the rights granted under the 2021 ESPP shall not exceed 15.25% of the outstanding shares of Class A common stock as of the closing of the Merger.
(2) The weighted average exercise price does not take into account outstanding RSUs and PRSUs, which have no exercise price, or outstanding rights under the 2021 ESPP.

DIRECTOR COMPENSATION
Each of our non-employee directors received a combination of cash and equity compensation for their services in 2023. Mr. Pittman receives no additional compensation for his service as a director, and the compensation provided to him during 2023 as an employee is set forth in the Summary Compensation Table above.
In February 2022, our Board of Directors adopted a non-employee director compensation program (the “Director Compensation Program”), which provides our non-employee directors with fixed annual cash retainer fees as well as equity incentive awards for their service on the Board, as summarized below.
Under the Director Compensation Program, which commenced January 1, 2022, each non-employee director receives an annual cash retainer of $30,000. The members of the following committees receive additional annual cash retainers in the amounts set forth below, depending on whether the member serves as chairperson of the committee:

	Chair	Non-Chair
Audit Committee	$20,000	$10,000
Compensation Committee	$14,000	$7,000
Nominating and Corporate Governance Committee	$8,000	$4,000

All cash retainers are paid quarterly in arrears within 30 days following the end of the applicable quarter (and prorated for partial service during a quarter).

Upon a non-employee director’s initial appointment or election to our Board, the director will automatically be granted an award of a number of RSUs calculated by dividing (a) $350,000 by (b) the average closing trading price of our Class A common stock over the 30 consecutive trading days ending with the trading day immediately preceding the grant date (an “Initial Award”). Each Initial Award will vest as to one-third of the total RSUs on each anniversary of the grant date, subject to continued service on the Board through each applicable vesting date.

Additionally, on the date of each annual stockholders meeting, each non-employee director who serves immediately before and will continue to serve immediately after the meeting will be automatically granted an award of a number of RSUs calculated by dividing (a) $175,000 by (b) the average closing trading price of our Class A common stock over the 30 consecutive trading days ending with the trading day immediately preceding the grant date (the “Annual Award”). Each Annual Award will vest on the earlier of (i) the first anniversary of the grant date, or (ii) immediately before our next annual stockholders meeting following the grant date, subject to continued service on the Board through the applicable vesting date.

If we undergo a change in control, each Initial Award and Annual Award then-held by a non-employee director will vest in full immediately before such change in control if the non-employee director will not continue on the board of directors of the successor company following such change in control.

The table below sets forth information regarding the compensation of our non-employee directors for 2023. Mr. Pittman received no additional compensation for his service as a director and he is therefore not included in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mike (Gus) Gustafson(2)	$47,000	$183,504	$230,504
Peter Hébert(3)	$41,000	$183,504	$224,504
Jason Krikorian(4)	$41,000	$183,504	$224,504
Susan Repo(5)	$54,000	$183,504	$237,504
(1) Reflects the grant date fair value of restricted stock unit awards as determined pursuant to ASC Topic 718. See Note 16 – Stock Plan, in the notes to the consolidated financial statements contained in our Annual Report on Form 10‑K for the year ended December 31, 2023. Other than Mr. Pittman, each outside director received 60,763 restricted stock units.
(2) As of December 31, 2023, Mr. Gustafson held an option covering 475,645 shares of our Class A common stock and an RSU covering 60,763 shares of our Class A common stock.
(3) As of December 31, 2023, Mr. Hébert held an RSU covering 60,763 shares of our Class A common stock. Mr. Hébert has irrevocably assigned and transferred to Lux Capital Management, LLC (“LCM”), for the ratable benefit of the investment funds and other investment vehicles managed by LCM that hold securities or other financial interests of the Company, all the reporting person’s right, title and interest in and to the fees the reporting person receives for his service as a director of the Company.
(4) As of December 31, 2023, Mr. Krikorian held an RSU covering 60,763 shares of our Class A common stock.
(5) As of December 31, 2023, Ms. Repo held an RSU covering 60,763 shares of our Class A common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our voting shares by:
•each person, or group of affiliated persons, who is known to us to be the beneficial owner of more than 5% of our voting shares;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 15, 2024.
Percentage ownership of our voting securities is based on 314,506,957 shares of our Class A common stock issued and outstanding as of April 1, 2024.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. All references in the table and in the footnotes are to our Class A common stock.

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	% of Outstanding Common Stock
Directors and Named Executive Officers
R.J. Pittman(1)(2)	16,695,418	5.3%
Japjit Tulsi(1)(3)	3,348,603	1.1%
Jay Remley (1)(4)	3,165,637	1.0%
James D. Fay(1)(5)	2,689,540	*
Matthew Zinn(1)(6)	504,027	*
Mike (Gus) Gustafson(1)(7)	690,430	*
Peter Hébert(8)	26,358,039	8.4%
Jason Krikorian(1)(9)	138,126	*
Susan Repo(1)(10)	26,099	*
All Directors and Executive Officers of the Company as a Group (9 individuals)	53,615,919	17.0%
Five Percent Holders
Entities affiliated with Lux Capital Management(8)	26,078,246	8.3%
BlackRock, Inc.(11)	23,798,764	7.6%
The Vanguard Group(12)	23,886,410	7.6%
___________________
*Less than one percent.
(1)The principal business address is c/o Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089.
(2)Consists of (a) 3,229,531 shares of Common Stock and (b) 13,465,887 options and RSUs exercisable for shares of Common Stock.
(3)Consists of (a) 356,325 shares of Common Stock and (b) 2,992,278 options and RSUs exercisable for shares of Common Stock.
(4)Consists of (a) 1,038,116 shares of Common Stock and (b) 2,127,521 options and RSUs exercisable for shares of Common Stock.
(5)Consists of (a) 1,314,918 shares of Common Stock and (b) 1,374,622 options and RSUs exercisable for shares of Common Stock.
(6)Consists of (a) 391,211 shares of Common Stock and (b) 112,816 RSUs exercisable for shares of Common Stock.
(7)Consists of (a) 181,761 shares of Common Stock, (b) 16,512 Common Stock held by Brock M. Gustafson Trust, (c) 16,512 Common Stock held by Ashley E. Gustafson Trust, and 475,645 options exercisable for shares of Common Stock.
(8)Based on a Schedule 13D/A filed on March 17, 2022. Consists of (a) 279,793 shares of common stock held by Peter Hébert (b) 38,126 shares of common stock held by Lux Capital Management, LLC, (c) 15,174,620 shares of common stock held by Lux Ventures III, L.P., (d) 5,806,341 shares of common stock held by Lux Co-Invest Opportunities, L.P., (e) 719,947 shares of common stock held by Lux Ventures Cayman III, L.P., (f) 7,466 shares of common stock held by Lux Ventures III Special Founders Fund, L.P. and (g) 4,331,746 shares of common stock held by Lux Total Opportunities, L.P. Lux Venture Partners III, LLC is the general partner of each of Lux Ventures III L.P. and Lux Ventures III Special Founders

Fund, L.P. and exercises voting and dispositive power over the shares noted herein held thereby. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Lux Total Opportunities Partners, LLC is the general partner of Lux Total Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Total Opportunities, L.P. Peter Hébert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC, Lux Ventures Cayman III General Partner Limited and Lux Total Opportunities Partners, LLC. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC, Lux Ventures Cayman III General Partner Limited and Lux Total Opportunities Partners, LLC, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux Co-Invest Opportunities, L.P., Lux Ventures Cayman III, L.P., Lux Ventures III Special Founders Fund, L.P. and Lux Total Opportunities, L.P. Each of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC, Lux Ventures Cayman III General Partner Limited, and Lux Total Opportunities Partners, LLC and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.
(9)Consists of 138,126 shares of Common Stock.
(10)Consists of 26, 099 shares of Common Stock.
(11)Based on a Schedule 13G filed on January 26, 2024. BlackRock, Inc. has sole voting power with respect to 23,306,560 shares of Common
Stock.. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. reported beneficial ownership of 23,798,764 shares and had sole voting power over 23,306,560 shares, shared voting power over no shares, sole investment power over 23,798,764 shares and shared investment power over no shares.
(12)Based on a Schedule 13G filed on February 13, 2024. The Vanguard Group has sole voting power with respect to zero shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group reported beneficial ownership of 23,886,410 shares and had sole voting power over no shares, shared voting power over 156,143 shares, sole investment power over 23,471,394 shares and shared investment power over 415,016 shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our comment stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2023 filed with the SEC and on written representations by our directors and executive officers, principal accounting officer and beneficial owners of greater than 10% of our Class A common stock were filed on a timely basis during the year ended December 31, 2023 other than the following: (1) revised Form 4s for each of the members of the executive officer team to reflect a revised RSU grant date; (2) a late Form 4 relating to a RSU vesting date for Peter Presunka; and (3) a late Form 4 to reflect a sale transaction by Mr. Krikorian.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Approval of Related Person Transactions
The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). We have a written related party transactions policy that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. The policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.
Any proposed transaction that has been identified as a related party transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of our policy. No director may participate in approval of a related person transaction for which he or she is a related person. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the related person transaction shall be approved by another independent body of our Board. Any related person transaction, if not a related person transaction when originally consummated, or if not initially identified as a related person transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. The Audit Committee shall consider whether to ratify and continue, amend and ratify, or terminate and rescind such related person transaction.
Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
Relationships and Transactions with Directors, Executive Officers and Significant Stockholders
Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amounts involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Indemnification Agreements
Our Certificate of Incorporation contains provisions limiting the liability of executive officers and directors, and our Amended and Restated Bylaws provide that the Company will indemnify each of its executive officers and directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and the Amended and Restated Bylaws also provide the Board with discretion to indemnify certain key employees when determined appropriate by the Board.
We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the Amended and Restated Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although stockholder ratification of the selection of PwC is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, then our Audit Committee will reconsider its selection of PwC. PwC was selected as our independent registered accounting firm in July 2021, and served as our independent registered public accounting firm for the fiscal years ending on December 31, 2021, December 31, 2022, December 31, 2023. Representatives of PwC are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders. Even if the selection of PwC is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. PwC served as the independent registered public accounting firm of Legacy Matterport prior to the Merger.
Board Recommendation

The Board recommends a vote “FOR” the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Principal Accountant Fees and Services
The following tables present the aggregate fees billed by PricewaterhouseCoopers LLP to us (including Legacy Matterport) for the years ended December 31, 2023, 2022, and 2021.

Fee Category (in thousands)	2023	2022	2021(2)
Audit Fees(1)	$1,904	$2,497	$3,080
Audit-Related Fees(3)	—	200	—
Tax Fees(4)	—	91	—
All Other Fees(5)	4	4	3
Total Fees	$1,908	$2,792	$3,083
(1)Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings.
(2)Includes fees billed for professional services rendered in connection with the audit of our year-end consolidated financial statements, including, audited financial statements presented in our Registration Statement on Form S-1 and Form S-4 in connection with our Merger transaction, quarterly reviews and services that are provided by PricewaterhouseCoopers LLP in connection with regulatory filings. The amounts also include interim procedures and audit fees, as well as attendance at audit committee meetings. Included in the 2021 Audit Fees are fees billed in connection with our Merger.
(3)Includes fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The services represent acquisition due diligence services.
(4)Includes fees for professional services for tax due diligence and tax planning.
(5)“All Other Fees” consists of fees related to subscriptions to an accounting regulatory database.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre‑approve all audit and permissible non‑audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit‑related services, tax services and other services. Pre‑approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre‑approval, and the fees for the services performed to date.
All of the services listed in the table above provided by PricewaterhouseCoopers LLP were approved by the Board.
Report of the Audit Committee
The Audit Committee has reviewed the audited consolidated financial statements of Matterport, Inc. (the “Company”) for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Susan Repo
Peter Hébert
Mike (Gus) Gustafson

PROPOSAL THREE – AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are required by Section 14A of the Exchange Act to offer our stockholders an opportunity to cast an advisory, non-binding, vote on the compensation of our named executive officers as disclosed in the accompanying Proxy Statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to improve the alignment of our executive compensation program with business objectives and performance and with the interests of our stockholders.
As described under the heading “Compensation Discussion and Analysis” in this Proxy Statement, our executive compensation program is designed to attract, retain and motivate top-level talent who possess the skills and leadership necessary to grow our business and enable long-term value creation. The Board encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement to review the compensation actions taken in fiscal year 2023. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to our success.

Board Recommendation

The Board recommends a vote “FOR” approval of the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.

PROPOSAL FOUR – APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION REGARDING THE WAIVER OF CORPORATE OPPORTUNITIES

Background and Reasons for Opportunity Waiver Limitation Amendment
Under Delaware law, directors and officers of a corporation owe fiduciary duties to the corporation and its stockholders, including the duty of loyalty. A recognized common law principle of the duty of loyalty under Delaware law is the corporate opportunity doctrine, which provides that a director or officer may not appropriate to himself or herself a business opportunity properly belonging to the corporation. Delaware law weighs various factors in considering whether a business opportunity properly belongs to the corporation, including whether the opportunity is in the corporation’s line of business, whether the corporation is financially able to exploit the opportunity, whether the corporation has an interest or expectancy in the opportunity, and whether the fiduciary would be placed in a position inimical to his duties to the corporation by taking the opportunity for his or herself.
Once the corporation determines to not pursue a corporate opportunity, however, it is not a breach of the duty of loyalty for a director or officer to take it. Section 122(17) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to “renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in, or in being an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or 1 or more of its officers, directors or stockholders.” The legislative synopsis accompanying the adoption of Section 122(17) in 2000 states that “New Section 122(17) clarifies that a corporation has the power to renounce in its certificate of incorporation . . . specified business opportunities or specified classes or categories of business opportunities” and to “eliminate uncertainty regarding the power of a corporation to waive corporate opportunities in advance.”
Article IX of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently states as follows:
The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.
Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights, of any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.
On September 12, 2023, two stockholders of the Company filed a putative class action against the Company and its directors in the Court of Chancery of the State of Delaware, captioned Arsenault v. Matterport, Inc., C.A. No. 2023-0930-PAF (Del. Ch.) (the “Arsenault Action”). The complaint in the Arsenault Action alleges, among other things, that Article IX of the Company’s Certificate of Incorporation violates Delaware law because its renunciation of corporate opportunities is impermissibly broad because it is not sufficiently limited to specified business opportunities or specified classes or categories of business opportunities and impermissibly waives fiduciary duties of the Company’s directors and officers.
The Company and its directors deny any and all wrongdoing alleged in the Arsenault Action. However, because the Arsenault Action called into question the validity of Article IX of the Certificate of Incorporation, and to avoid the cost and distraction of litigation, the Company’s Board of Directors determined that it was advisable and in the best interests of the Company and its stockholders to revise Article IX of the Certificate of Incorporation to read as set forth in Annex A to this proxy statement (the “Opportunity Waiver Limitation Amendment”) and to submit the Opportunity Waiver Limitation Amendment to the stockholders of the Company for approval.

On February 23, 2024, after the plaintiffs in the Arsenault Action were advised of the Board of Director’s approval of the Opportunity Waiver Limitation Amendment, those plaintiffs filed a notice of voluntary dismissal of the Arsenault Action as moot, which the Court approved by order dated February 23, 2024. Without admitting the allegations made in the Arsenault Action, the Company has agreed to pay $90,000 (the “Mootness Fee”) to plaintiff’s counsel to resolve the anticipated application by Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses. In connection with the April 8, 2024 stipulated order closing the case, the Court ordered that the Company provide notice to stockholders of the Mootness Fee, which the Company did in the Form 8-K filed on April 12, 2024. The Court has not and will not pass judgment on the amount of the Mootness Fee.
Proposed Opportunity Waiver Limitation Amendment
If the Proposal 4 regarding the Opportunity Waiver Limitation Amendment is approved by our stockholders, then Article IX of the Certificate of Incorporation would be revised such that the waiver of the duty of the Company’s directors and officers would be limited to “Excluded Opportunities.” Among other things, “Excluded Opportunities” are limited to business opportunities “relating in any way to digitizing, accessing and managing building, spaces and places online.” The text of the proposed amendments to Article IX of the Certificate of Incorporation to effectuate the Opportunity Waiver Limitation Amendment, including the complete definition of “Excluded Opportunities,” is included as Annex A to this proxy statement.
If the Opportunity Waiver Limitation Amendment is approved by our stockholders, then the Company will have authority to file the Opportunity Waiver Limitation Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing. It is currently anticipated that, if the Opportunity Waiver Limitation Proposal is approved by our stockholders, then the Company will file the Opportunity Waiver Limitation Amendment promptly after obtaining such approval.
Vote Required
Pursuant to Article X of the Certificate of Incorporation, Proposal 4 to approve the Opportunity Waiver Limitation Amendment requires the affirmative vote of the holders of the voting power of at least 66.67% of the outstanding share of capital stock of the Company entitled to vote on the subject matter at the annual meeting.

Board Recommendation

The Board recommends a vote “FOR” for the approval of an Amendment to our Amended and Restated Certificate of Incorporation Regarding the Waiver of Corporate Opportunities.

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations

Requirements for stockholder proposals to be brought before an annual meeting.

Our Bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Chief Legal Officer at Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089. To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 11, 2025 and March 12, 2025; provided, that if the date of that annual meeting of stockholders is more than 30 days prior to or more than 60 days after the anniversary of the immediately preceding year’s annual meeting, we must receive the required notice no earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our Bylaws, which are filed as an exhibit to our Annual Report on Form 10-K (as the same may be amended from time to time).

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2025 Annual Meeting of Stockholders must be received by us not later than December 27, 2024 in order to be considered for inclusion in our proxy materials for that meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2025.

We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Chief Legal Officer, Matthew Zinn
Householding of Annual Meeting Materials

The SEC’s rules permit companies and intermediaries (e.g., brokers) to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings for companies. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact our Chief Legal Officer.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact our Chief Legal Officer.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mails, proxies may be solicited by telephone and email by directors, officers and other employees of Matterport who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
We have also engaged D.F. King to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $14,000 in the aggregate. You may contact D.F. King by mail at 48 Wall Street, 22nd Floor, New York, NY 10005, by phone toll-free at 800-249-7148, or by email at mttr@ldfking.com.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD AS OF APRIL 15, 2024, AND TO EACH BENEFICIAL STOCKHOLDER AS OF THAT DATE UPON WRITTEN REQUEST MADE TO MATTHEW ZINN, CHIEF LEGAL OFFICER MATTERPORT, INC., 352 EAST JAVA DRIVE, SUNNYVALE, CALIFORNIA 94089. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
By Order of the Board of Directors,
R.J. Pittman
Chief Executive Officer and Chairman of the Board
Sunnyvale, California
April ______, 2024

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Chief Legal Officer, Matterport Inc., 352 East Java Drive, Sunnyvale, California 94089.

Annex A

ARTICLE IX

CORPORATE OPPORTUNITY

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any business opportunity relating in any way to digitizing, accessing and managing buildings, spaces and places online that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than any such holder who is an officer or employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such business opportunity is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director, officer or employee of the Corporation.

Neither the amendment, alteration, or repeal of this Article IX nor the adoption of any provision inconsistent with this Article IX shall eliminate or reduce the effect of this Article IX in respect of the renunciation of any business opportunity existing prior to such amendment, alteration, repeal or adoption.

MATTERPORT, INC.

Proxy for Annual Meeting of Stockholders on June 10, 2024

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints R.J. Pittman and Matt Zinn, and each of them, with full power of substitution and power to act alone, as proxies and attorneys-in-fact to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Matterport, Inc., to be held via live webcast June 10, 2024 at 10:00 AM Pacific Time at https://web.lumiconnect.com/216187135 (password: matterport2024), on the matters set forth on the reverse side, and in their discretion, upon such other matters that may properly come before the Annual Meeting, and any adjournment or postponement thereof. To facilitate stockholder participation, the Annual Meeting will only be held in a virtual meeting format, via live webcast. You can attend the virtual Annual Meeting, vote your shares electronically and submit your questions online during the meeting, by visiting https://web.lumiconnect.com/216187135.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

MATTERPORT, INC.

June 10, 2024 at 10:00 AM PDT

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, annual report, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24471

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20130303000000001000 8 061024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR THE NOMINEE" FOR THE ELECTION OF THE DIRECTOR IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the Board's nominee Mike (Gus) Gustafson:

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

NOMINEE:
Mike (Gus) Gustafson

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy card will be voted FOR THE NOMINEE in Proposal 1 and FOR Proposals 2, 3 and 4.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.